* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "*". A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                                                    Exhibit 10.4




                       V2500 ENGINE MAINTENANCE AGREEMENT

                            dated September 14, 2000

between

TAM - Transportes Aereos Regionais S.A.
Av. Jurandir, 856
Aeroporte - CEP 04072-000 Sao Paulo
Brazil

acting for and on behalf of itself or any other subsidiary or affiliate of TAM
- Transportes Aereos Regionais

- hereinafter collectively referred to as "Operator" -

and

MTU Maintenance Hannover GmbH
Munchner Strasse 31
30855 Langenhagen
Germany

- hereinafter referred to as "MTU" -

- Operator and MTU hereinafter collectively referred to as the "Parties" -
                                                                    page 2 of 40
TABLE OF CONTENTS

RECITAL
Clause 1          DEFINITIONS

Clause 2          SCOPE OF SERVICES

Clause 3          RECORDS AND STANDARDS

Clause 4          DELIVERY

Clause 5          TURNAROUND TIMES AND EXCUSABLE DELAY

Clause 6          ORDER PROCESSING

Clause 7          REJECTED PARTS

Clause 8          CHARGES

Clause 9          PAYMENT

Clause 10         TAXES, DUTIES AND CUSTOMS FEES

Clause 11         SUBCONTRACTING

Clause 12         WARRANTY

Clause 13         LIABILITY

Clause 14         MISCELLANEOUS

Clause 15         DURATION AND TERMINATION

Clause 16         REPRESENTATIONS AND WARRANTIES

Clause 17         LAW AND ARBITRATION

Clause 18         NOTICES

Appendix A (1)    ENGINE(S)
Appendix A (2)    AIRCRAFT/ENGINE DELIVERY SCHEDULE
Appendix B        CHARGES
Appendix C        ESCALATION FORMULAE
Appendix D        AIRWORTHINESS AUTHORITIES APPROVALS
Appendix E (1)    MAINTENANCE COST GUARANTEE
Appendix E (2)    MAINTENANCE COST GUARANTEE
Appendix F        ADJUSTMENT OF GUARANTEED MAINTENANCE COST PER
                  FLIGHT HOUR FOR ACHIEVED CYCLE RATIO
Appendix G        PARENT COMPANY GUARANTEE

RECITAL
WHEREAS Operator requires maintenance, refurbishment, repair and modification services with respect to Engines (as hereinafter defined).

WHEREAS MTU acknowledges and agrees that any subsidiary or affiliate of TAM - Transportes Aereos Regionais S.A.
                      may from time to time operate the Engines and may therefore utilise the services specified in this Agreement, in its own name.

WHEREAS MTU has the facilities, expertise and experience and is willing and prepared to provide such services according to MTU's standards, procedures and valid airworthiness authority regulations as provided in Appendix D.

WHEREAS MTU shall perform such services based on rates as provided in Appendix B.

WHEREAS               Operator and MTU intend to meet in reasonable intervals
                      (approximately twice per year) to consult on the technical and organizational aspects of this Agreement.

WHEREAS Operator will * place purchase orders for Services on Engines on MTU and MTU will accept the same, in each case, subject to the terms and conditions of this Agreement.

NOW THEREFORE,        in consideration thereof and reliance on the mutual
                      promises given herein, the Parties hereto agree as follows:

CLAUSE 1    DEFINITIONS

            Within the scope of this Agreement, unless otherwise individually stipulated, the following definitions shall apply:

       1.1  AOG

            "Aircraft on Ground" indicates that an aircraft is unable to continue or be returned to revenue service until appropriate corrective action is taken.

       1.2  CSLV

            The number of cycles an item of Supplies has completed since last Shop Visit.

       1.3  CSN

            The number of cycles an item of Supplies has completed since manufacture.

       1.4  DAC Brasil

            The Brasilian airworthiness authority, or any successor organization thereof.

       1.5  Days

            Any calendar days.

       1.6  Effective Date

            Shall have the meaning set forth in Clause 15.1.

       1.7  Engine(s)

            Each V2500-A5 engine listed in Appendix A (1), subject to additions or deletions as may be specified by Operator and notified in writing to MTU from time to time provided, however, that the application of Appendices E1 and E2 to any additional engine shall require the written consent of MTU.

       1.8  Engine Flight Hour (EFH)

            The cumulative number of airborne hours in operation of an Engine computed from the time an aircraft leaves the ground until it touches the ground at the end of the flight.

      1.9   Engine Lease Agreement

            The Engine lease agreement to be entered into between MTU and Operator pursuant to Clause 15.4 on the basis of which MTU acting as lessor will lease to Operator and Operator acting as lessee will lease from MTU up to six (6) V 2500-A5 spare Engines.

      1.10  Engine Sale and Purchase Agreement

            The Engine sale and purchase agreement to be entered into between MTU and Operator pursuant to Clause 15.4 on the basis of which MTU acting as purchaser will purchase from Operator and Operator acting as seller will sell to MTU up to twelve (12) V2500-A5 aircraft engines.

      1.11  Flight Cycle

            A completed Engine thermal cycle including the application of take off power.

      1.12  Foreign Object Damage or FOD

            Damage to any portion of the Engine caused by any object other than an integral part of the Engine including but not limited to an impact or ingestion of birds, stones, hail and/or runway, taxiway or apron gravel and for the avoidance of doubt excluding DOD.

      1.13  Incoterms

            Incoterms 2000 plus later amendments as published by the I.C.C. Paris valid at the time of conclusion of this Agreement.

      1.14  Life Limited Part

            Any Part which is admitted by the manufacturer for a defined service life.

      1.15  Line Maintenance

            Routine checks, inspections and rectification of malfunctions performed en route and at base stations during transit, turnaround or night stop.

      1.16  Module

            "Major Engine Build Group" as specified in ATA Chapter 72 of the OEM's illustrated parts catalogue.

      1.17  MTU

            Shall also mean any company of the MTU Maintenance group of companies.

      1.18  Operator

            Shall also mean any affiliate or subsidiary of TAM - Regionais S.A. from time to time.

      1.19  Operator Owned Part/Module

            Any Operator owned Repair Part or Module used during Work in order to expedite the Turnaround Time.

      1.20  Original Equipment Manufacturer (OEM)

            IAE International Aero Engines AG, East Hartford, CT 06108, USA.

      1.21  Part

            Any part of an Engine.

      1.22  Pool Parts/Modules

            All Parts/Modules required in replacement of Parts/Modules for which the Repair time exceeds the applicable Turnaround Time.

      1.23  Purchase Order

            An order stating that it is subject to the terms and conditions of this Agreement issued by Operator to MTU and includes:

            a) The Purchase Order number to be referenced to in all invoices and other correspondence related to the Work under such Purchase Order;

            b)    A statement of or reference to the applicable Work Statement;

            c) Return delivery instructions, including packaging and shipping.

      1.24  Rejected Part

            Any item removed by MTU from a Module or Engine and consequently replaced by a Part.

      1.25  Repair Part

            Any Part which is repaired to serviceable condition.

      1.26  Services

            All Work in:

            -     Maintenance       Those actions required for restoring or
                                    maintaining Supplies in serviceable
                                    condition, including servicing, repair,
                                    modification, overhaul, inspection and
                                    determination of condition.



            -     Modification      Services agreed upon between MTU and
                                    Operator, which are based upon a
                                    manufacturer's Service Bulletin.

            -     Testing           As defined in the applicable Engine
                                    manufacturer's Overhaul and Repair manual as well as additional Testing if required by the MTU test procedures.

            -     Reconditioning    The Work necessary to return Modules or
                  (Overhaul)        Parts to  the highest standard specified in
                                    the relevant manual.

            -     Refurbishment     The Work necessary to restore an Engine or
                  (Engine,          Module to ensure that cost effective
                   Module)          operation will be achieved.

            -     Repair            To make an Engine or Modules serviceable by
                                    replacing or processing failed or damaged
                                    Parts.

            -     Restoration       The Work (on/off the aircraft) necessary to
                                    restore Modules or Parts to a specific
                                    standard.

            -     Rework            To carry out Work on uninstalled Modules or
                                    Parts.

            -     Replacement       The action whereby a Module or Part is
                                    removed and another Module or Part is
                                    installed in its place for any reason.

            -     Inspection        An examination of Supplies against a
                                    specific standard.

      1.27  Service Bulletin (SB)

            Any document issued by the OEM to notify Operator and MTU of recommended Modifications, substitution of Parts, special Inspections/checks, reduction of existing life limits or establishment of first time life limits and conversion from one Module to another.

            1.28  Shop Handling Guide

                  The shop handling guide agreed by the Parties pursuant to Clause 2.3 (iii).

            1.29  Shop Visit

                  The performance of Services at MTU's facilities or the facilities of any subcontractor on an Engine or Module which entails either the separation of pairs of major mating engine flanges or the removal of a disc, hub, or spool.

            1.30  Supplies

                  Engines, Modules, Parts or any other items of associated equipment delivered to MTU.

            1.31  TSLV

                  The time expressed in operation hours an item of Supplies has completed since last Shop Visit.

            1.31  TSN

                  The time expressed in operation hours an item of supplies has completed since manufacture.

            1.32  Turnaround Time (TAT)

                  The agreed time of performance of Services in respect of an Engine by MTU. Unless otherwise agreed and subject to the provisions of Clause 5 of this Agreement, the TAT shall commence the Day after receipt of an Engine or Module by MTU Maintenance do Brasil Ltda. ("MTU Brasil") and ends upon redelivery of such Engine or Module according to Clause 4. For purposes of TAT an Engine shall be deemed delivered on the Scheduled Delivery Date (as defined in Clause 5.3) if such Engine is removed from wing, mounted to a transportation stand ready to be shipped from Operator's facility together with the documentation to be furnished to MTU pursuant to Clause 3.2.

            1.33  Work

                  The performance of Services according to the terms and conditions of this Agreement.

            1.34  Work Statement

                  Statement or statements being part of the Purchase Order which include(s) the Work requirements applicable to Engines, Modules or Parts. The Work Statement(s) shall include details relating to:

              -   reason for Shop Visit
              -   disassembly and re-assembly requirements
              -   Inspection requirements
              -   Repairs to be accomplished
              -   Modification standard to be accomplished
              -   Testing,

            and any other information notified by MTU to Operator with five (5) Days prior written notice from time to time.

CLAUSE 2          SCOPE OF CONTRACT

       2.1 During the term of this Agreement, Operator agrees to place any and all purchase orders for off-wing services required on all Engines, Modules and Parts owned or operated by it * on MTU subject to the provisions of Clauses 5.8 and 15.3.

       2.2 MTU agrees to accept all Purchase Orders and will perform all Services on Engines, Modules and Parts subject to the terms and conditions of this Agreement.

       2.3        All Services will be performed in accordance with

                  (i) the airworthiness requirements of the FAA and JAA, and shall comply with applicable requirements of the DAC Brasil from time to time;

                  (ii) the Engine manufacturer's overhaul and repair manuals as supplemented by MTU's/MTU's subcontractors' procedures which procedures shall be agreed and approved by Operator; and

                  (iii) a shop handling guide to be mutually agreed between the
                        Parties within four (4) weeks following an initial meeting between Operator and MTU to be scheduled within ten (10) Days of signature of this Agreement.

       2.4        The Services will include but not be limited to the following:

       2.4.1      Disassembly, cleaning, Inspection and rebuilding of Engines;

       2.4.2      Exchange of Parts;

       2.4.3 Rework of Engines, Modules and Parts to a serviceable condition;

       2.4.4 Engine Testing according to the specifications of the Original Equipment Manufacturer, or other relevant manufacturer and MTU;

       2.4.5      Parts Management

                  Incorporation of Modifications such as prescribed or advised from the Original Equipment Manufacturer or other relevant manufacturer, MTU and/or Operator.

                  Technical support including Engineering services when requested by Operator, provided the following Engine documentation is made available to MTU:

                  -     Log book or equivalent
                  -     Life of all Life Limited Parts
                  -     In-flight readings of all parameters of the Engine;

            2.4.6 Replacement of Life Limited Parts.

            2.5   Operator's Responsibility

            2.5.1 In case of defects or deficiencies in the design or
                  manufacture of the Supplies by the OEM Operator agrees to exercise all commercially reasonable endeavours to assist and allow MTU to recover from the OEM all cost and expenses associated with any measure taken by MTU to rectify or repair such defects and deficiencies.

            2.5.2 Operator shall use all commercially reasonable endeavours to increase the on-wing time of the Engines under consideration of reliability and costs in cooperation with MTU. Moreover, the Operator agrees to cooperate with MTU with respect to the determination of the optimum removal date for each eligible Engine. For the avoidance of doubt it is expressly agreed by the Parties that nothing contained herein shall limit or shall be construed as limiting Operator's airworthiness responsibilities (which shall be paramount).

           2.5.3 Operator will report to MTU by the tenth (10th) day of each month the Engine Flight Hours (EFH) of the preceding month for each Engine.

            2.5.4 Operator will report to MTU each month the Engine on-wing data in order to allow MTU to evaluate those data by MTU's engineering personnel.

            2.5.5 Operator agrees that MTU shall perform, at no additional charge, for and on behalf of Operator the administration of maintenance related guarantees, warranties or other remedies specified in the general terms agreement between Operator and the OEM regarding the sale of the Engines, in particular any of the following:

                  -     New Engine Guarantee
                  -     Shop Visit Rate Guarantee
                  -     EGT Guarantee
                  -     Campaign Change Allowance
                  -     New Part Warranty
                  -     FOD Guarantee
                  -     Spare Parts Warranty
                  -     Spare Engine Availability
                  -     Hot/Cold Section Guarantee
                  -     V2500 Maintenance Cost Guarantee

                  Operator agrees to use all commercially reasonable endeavours to support MTU in the administration of such warranties and guarantees, in particular their enforcement.

            2.5.6 Operator shall maintain the following V2500-A5 spare Engine level:

                 quantity          quantity          quantity
  year          of Aircraft       of installed       of spare
                                    Engines          Engines
---------       -----------       ------------       --------

 2000                10                20                2
 2001                17                34                3
 2002                22                44                4
 2003                29                58                5
 2004                34                68                6
 2005                38                76                6

            2.6 Should it become necessary for the proper performance to carry out Services substantially different from those specified in the Work Statement, MTU will promptly notify Operator (in sufficient detail) of the nature and extent of such Services and seek Operator's authorization to carry out such different Services. Operator shall respond in writing (to include telex and telefax) to such request within forty-eight (48) hours. The Turnaround Time will be increased by the additional time that is needed and verified by MTU due to the delay in question. Any impact on the agreed TAT resulting from such delay will be promptly advised by MTU (with supporting evidence if requested).

                  In the event Operator withholds the authorization or direction for the necessary alteration of the Work Statement for a period exceeding ten (10) Days, MTU may remove the Engine, Module or Part from the production line.

            2.7 In recognition of Operator's and MTU's desire to stabilize the financial expectations resulting from this Agreement, the Parties agree to meet annually to discuss and reconcile the overall technical and business aspects of this Agreement.

                                                                   page 13 of 40
CLAUSE     3      RECORDS AND STANDARDS

           3.1 MTU will prior to commencement of Services establish and shall maintain throughout the duration of this Agreement a service organization and facilities for Services on Engines, Modules, Parts and Accessories in accordance with the respective manufacturer's manuals and other applicable documentation. These facilities shall be approved by the FAA/JAA and/or accepted by the DAC Brasil.

           3.2 In respect of individual Engines or Modules, Operator shall provide to MTU all documents and supply all information within Operator's possession or control necessary to establish the extent of Services required. This includes:

           3.2.1 The technical documentation (or any other applicable documentation):

           3.2.2 Any required variations to the applicable standard Work specification including Modifications which are required to be embodied in the Engine or Module during the performance of Work. Further variations to any specific Work on an Engine or Module will be agreed between MTU and Operator;

           3.2.3 Any further information concerning the condition of the Engine or Module;

           3.2.4 Life of all Life Limited and/or time tracking Parts, Life Limited Parts list;

           3.2.5  Module tracking list;

           3.2.6  AD-Note status;

           3.2.7 Service Bulletin status and Service Bulletin requirements (may be included in workscope);

           3.2.8  Operator's special requirements;

           3.2.9  Removal reason;

           3.2.10 Installed powerplant accessory component sheet, a listing by nomenclature of each accessory component, Part number, quantity, time and cycles and serial number (EBU List Accessory List/Accessory Life List);

           3.2.11  Log book or equivalent and Part (Module) cards;

            3.2.12 Engine/Part installation data records;

            3.2.13 Purchase Order; and

            3.2.14 Trend monitoring and in-flight readings (as mutually agreed upon) of all Engine parameters on that specific Engine from its last flight prior to removal.

            3.3 The MTU record system will include documentation of all Services performed, Rework operations required and disposition of all Parts replaced. MTU agrees to keep all records herein described in form and detail sufficient for accurate and expeditious administration of the Agreement and shall furnish to Operator the following records and reports, as applicable for each Shop Visit:

            3.3.1 Engine, Module, Part or accessory serial numbers;
                  The general exterior condition of the Engine, Module or Part and shipping conveyance;
                  List of the missing and/or damaged external Parts; and Borescope/chamberscope results, as applicable.

            3.3.2 The following information for each cycle controlled and Life
                  Limited Part installed during a Shop Visit:

                  a) Nomenclature;
                  b) Part number;
                  c) Serial number;
                  d) Total operating cycles and hours accumulated to date;
                  e) Total cycles remaining;
                  f) Major maintenance events (date, TSN, CSN) if available.

            3.3.3 A list of all Life Limited Parts determined to be scrap identified by Module installed, Part number, quantity and reason for scrappage.

            3.3.4 A list by nomenclature of each accessory component, Part number, quantity, Part time and serial number.

            3.3.5 One (1) copy of the applicable engine and/or accessory test logs.

            3.3.6 A report summarizing condition detected subsequent to Engine disassembly.

            3.4 MTU shall be required to complete and properly execute Federal Aviation Administration (FAA) Form 8130-3, and for major repairs FAA Form 337, or its equivalent for Supplies repaired, modified and/or tested by MTU under this Agreement.

                  MTU undertakes to store all records provided to it by Operator hereunder safely as the property of Operator and to return the same to Operator upon request or expiry of this Agreement (in respect of an Engine).

                  Upon the request from Operator accident and damage reports, including pictures and laboratory investigation results will be issued by MTU.

                                                                   page 15 of 40
CLAUSE   4        DELIVERY

            4.1 MTU shall appoint MTU Brasil to handle on behalf of Operator relevant import/export procedures related to the transactions contemplated in this Agreement, except for the payment of any Taxes (as defined in Clause 10) due upon such import/export transactions, which shall subject to the provisions of Clause 10 be the entire and sole responsibility of Operator. In this regard, the parties agree and acknowledge that Operator itself shall be the importer/exporter of record of all Engines, Modules, Parts and other items imported into/exported from Brasil under this Agreement. Operator agrees that, upon request of MTU or MTU Brasil, Operator will timely do, execute, acknowledge and/or deliver and/or to cause to be done, executed, acknowledged and/or delivered, all such acts and documents as may be required to allow MTU Brasil to conduct all relevant imports/exports for and on behalf of Operator. Delivery of Engines, Modules, Parts and other items requiring Work to MTU Brasil shall be the obligation of Operator.

            4.2 Operator shall advise MTU of its intention to deliver Engines, Modules, Parts and other items no less than * Days prior to their dispatch.

            4.3 Risk of loss or damage shall be borne by Operator until arrival at MTU Brasil.

            4.4 Upon receipt of Engines, Modules or Parts to MTU Brasil (as evidenced by signature of an acknowledgement of delivery) risk of loss or damage shall pass to MTU.

            4.5 After completion of Work, MTU shall be obliged to redeliver Engines, Modules, Parts and other items to Operator at Operator's facility and give notice to Operator of such redelivery in due course of time. Risk of loss or damage shall remain with MTU until the relevant Engines, Parts or Modules are received by Operator's evidenced by signature of an acknowledgement of receipt by Operator.

CLAUSE   5        TURNAROUND TIME (TAT) AND EXCUSABLE DELAY


            5.1 Prior to delivery of an Engine, Module, Part or other item to MTU and after inspection by MTU, MTU and Operator shall agree on a reasonable TAT for such Engine, Module or Part and upon delivery of an Engine to MTU and after Inspection by MTU, MTU shall perform its Services within the following TAT:

                  The TAT for a complete Engine shall be * Days * .
                              If a shorter TAT will have to be met on certain
                  occasions upon requirement of Operator, MTU will use commercially reasonable efforts to try to comply with such request and shall keep Operator informed, if requested by Operator, of the TAT.

            5.2 TAT shall start the Day after receipt of an Engine, Module, Part or other item by MTU, provided all documents according to Clause 3 are made available to MTU.

            5.3 Compliance with an agreed TAT requires * advance notification by Operator that an Engine or Module is being or will be shipped for Services ("Scheduled Delivery Date"). In the event that MTU does not receive such advance notification (e.g. in the event of an unscheduled Engine removal), the TAT shall commence with the start of Services on the Engine or Module but not later than * after receiving the Engine or Module at MTU including the documentation listed in Clause 3.3.

            5.4 Any technical requests from MTU to Operator which will affect the TAT have to be answered by Operator within * provided always that if such a request is received by Operator later than 4 p.m. (Sao Paulo time) on a Friday, Operator's response shall be received by MTU no later than 6 p.m. (Sao Paulo time) of the following Monday. If no replies are received within that time, the TAT will be increased by the additional time which is needed and verified by MTU due to the delay in question. Any impact on the TAT resulting from this decision will be advised by MTU together with supporting evidence of any delay in the TAT.

            5.5 MTU shall not be liable for exceeding the TAT due to reasons contained in Clause 5.8 - Excusable Delays.

            5.6 MTU shall promptly notify Operator when Excusable Delays occur or impending delays are likely to occur and shall continue to advise Operator of new shipping schedules and/or changes thereto.

            5.7 If the actual TAT in respect of an Engine exceeds the TAT referred to in this Clause 5 (as such period may be extended pursuant to this Agreement) and if Operator is in, or during such event of delay enters into, a zero spare engine situation, Operator may as its sole remedy for such delay (i) require MTU to have a spare engine delivered to

                  Operator (at Operator's facility in Sao Paulo) within * of MTU being notified of such zero spare engine situation, or failing which (ii) claim damages from MTU in an amount not exceeding the cost of leasing an engine until such time as the delayed Engine is delivered to Operator (including, for the avoidance of doubt, any costs incurred in delivering or re-delivering such leased engine). Any maintenance reserves to be paid for such leased engine shall be borne by Operator. Such claim is only permitted (i) if Operator has maintained an appropriate quantity of spare Engines as specified in Clause 2.5.6, and (ii) is furthermore limited to the costs of a leased Engine until the Engine so delayed is redelivered to Operator. In the event MTU provides a lease Engine, such lease shall be subject to a separate lease agreement.

            5.8 The party actually performing Services hereunder (the "Service Provider"), i.e. MTU (if performing Services), or MTU's subcontractors (if performing Services) shall not be charged with any liability for delay or non-delivery when due to any of the following events ("Excusable Delays")

                  (i) delays of Operator, single source suppliers of the Service Provider, or the OEM;
                  (ii)  acts of God or the public enemy, fires, riots;
                  (iii) compliance in good faith with any applicable foreign or domestic governmental regulations or order whether or not it proves to be valid or invalid provided that compliance with any governmental or domestic regulations or orders in Germany, Brazil (or where the Services are to be provided by a subcontractor, the jurisdiction of such subcontractor) which the Service Provider ought reasonably to have been aware of and ought reasonably to have complied with shall not constitute an Excusable Delay;
                  (iv)  labor disputes;
                  (v)   unusually severe weather or
                  (vi) any other cause beyond the control of the Service Provider which could not be reasonably foreseen.

                  To the extent the occurrence of an Excusable Delay causes actual delay to the Turnaround Times or renders them in part or whole impossible, the time for the performance shall be extended for as many Days beyond the agreed TAT as is required to obtain removal of such causes.

                  This provision shall, however, not relieve the Service Provider from using its best efforts to avoid or remove such causes and to continue performance with reasonable dispatch whenever such causes are removed. In case that upon occurrence of an Excusable Delay it is evident that the resulting impact on the Service Provider is such as to delay the performance of Services on the Engines, Modules and Parts then undergoing Services at the Service Provider (hereinafter the "Affected Items") for more than three weeks, Operator shall have the right to either (i) terminate the Purchase Order relating to the Services for the Affected Items to the extent the Services can not be completed by the Service Provider due to such Excusable Delay and take possession of the Affected Items in the possession of the Service Provider or shipping agents and cause such Services to be completed by another maintenance provider without any obligation on the Service Provider's part for any Services so performed by another maintenance provider, or (ii) cause MTU to have the Services provided by another Service Provider not affected by the Excusable Delay.

                  For the avoidance of doubt it is expressly agreed that once such impact on MTU is removed, Operator will continue to send all Engines, Modules and Parts needing Services to MTU.

CLAUSE      6     ORDER PROCESSING

            6.1 Operator will provide MTU with a Purchase Order number before commencement of Services.

            6.2 In the event that Operator delivers an incomplete Engine or Module, MTU will promptly following discovery of any such deficiency inform Operator in writing of the missing Parts. In case Operator does not react within * Days upon such information, the TAT may be increased accordingly. Should Operator promptly request to add the missing Parts, MTU will use reasonable efforts to deliver the requested Parts together with the Engine or Module.

                  Requested accessories which are not available at the date of redelivery of an Engine or Module will be separately sent to Operator when such accessories become available.

            6.3 In case of Reworks MTU shall not perform uneconomical Rework, i.e. when the costs for the Rework of a Part exceed * of the then current list price for the respective new Part. In such case MTU shall replace the removed Part by a new one and charge the price for it according to Appendix B.

                                                                   page 20 of 40
CLAUSE     7      REJECTED PARTS

                  All Parts removed during Work and determined by MTU as rejected shall become Mt.'s property and shall be disposed of locally by MTU.

                  All Parts removed during Work and determined by MTU as scrap will be held for Operator's review and disposition. Such disposition by Operator shall occur twice per calendar year. If such disposition for any such Parts is delayed for any reason whatsoever for more than * months, following written notice to Operator, it shall be conclusively deemed that Operator has transferred title to any such Parts to MTU, and MTU may dispose of such Parts at its sole discretion.

CLAUSE 8    CHARGES

            For all Services Operator shall pay the sums charged in accordance with Appendix B subject to the Escalation Formulae contained in Appendix C. Engines delivered for the performance of Services in a given year shall be invoiced at the charges applicable to such year.

CLAUSE 9    PAYMENT

      9.1 MTU shall render an initial invoice at least * after completion of Work. The final invoice shall be issued not later than * after completion of Work.

      9.2 Invoices shall be issued in US-Dollars and promptly forwarded to Operator in duplicate.

      9.3 Unless otherwise provided herein, all invoices shall be payable * (the due date) after date of issue; all payments shall be made * - in US-Dollars on MTU's bank account with

                                       *

            Operator shall promptly furnish copies of the documents evidencing wire transfer of all such payments to the attention of the Financial Director, MTU.

      9.4 In case of Excusable Delays, MTU shall be entitled to payment of an adequate and reasonable partial payment for Services already rendered as may be agreed by MTU and Operator on a case by case basis.

      9.5 If sums due are received by MTU within * after issuance of an invoice, MTU may credit * of the respective invoiced amount.

      9.6 If Operator is in default of any payment obligation, MTU is without reminder and prejudice to any other rights entitled to charge interest at a rate of * for any outstanding sum, starting from the due date of payment until the date payment is received.

      9.7 If Operator is in default of any payment obligation, MTU may postpone the performance of its own obligations under this Agreement until such payment is made.

      9.8 Operator is not entitled to withhold payments or to make any deductions whatsoever unless accepted by MTU or affirmed by an arbitral ruling under Clause 16 or a judgment of a court of competent jurisdiction.

      9.9

                                     *

      9.10 MTU shall be entitled to a general lien on any of the Supplies delivered by Operator which are in the care, custody and control of MTU under this Agreement together with any amounts due to MTU from Operator which have arisen with respect to respect to other or previous Services performed by MTU for Operator. Such provision shall also apply if any Supply owned or leased by Operator passes into the hands of MTU at a later date and MTU has claims out of the business relationship at the time the lien is claimed.

CLAUSE 10   TAXES, DUTIES AND CUSTOMS FEES

      10.1 MTU shall pay all Taxes (as defined below) levied on either Party by authorities in the Federal Republic of Germany.

      10.2 Any and all Taxes levied by any authority in Brazil on MTU or Operator, including, but not limited to, the Import Duty (ID) and Tax on Industrialized Products (IPI) levied on the importation of goods into Brazil, shall be borne by Operator, except for (a) the Income Tax Withholding (Imposto de Renda na Fonte - "Current Income Tax"), which shall be withheld by Operator from amounts due to MTU under this Agreement, if thus required by Brazilian law; and (b) the Tax on Transactions Related to the Circulation of Goods and Interstate and Intermunicipal Transport and Communication Services ("ICMS"), if any, due upon the importation of new Engines, Modules; and Parts into Brazil in connection with MTU's performance of its obligations under this Agreement. In this regard, MTU shall grant Operator a rebate on the charges due by Operator under this Agreement in the exact amount of the ICMS actually paid by Operator (if any) upon importation by Operator of relevant Engines, Modules and Parts into Brazil, provided (i) Operator evidences actual payment of such ICMS in a form satisfactory to MTU; (ii) the rate at which the ICMS is paid by Operator is not higher than 4%; (iii) Operator does not fail to benefit from any ICMS benefit (including ICMS reduction or exemption) that may be available; (iv) Operator is unable to and actually does not offset such ICMS against any Taxes due by Operator, nor directly or indirectly recover such ICMS in any form whatsoever; AND (v) if so allowed by applicable regulations, upon written request of MTU, Operator promptly assigns, transfers or makes in any form available to MTU and/or any company indicated by MTU the ICMS credits earned by Operator upon the above mentioned imports. If any of the conditions set forth in items (i) and (iii) through (v) above is not met, MTU's obligation set forth in the immediately preceding sentence (i.e. to grant Operator a rebate at a rate of 4%) shall not apply.

            The Parties hereby acknowledge and agree that (i) the compensation due by Operator to MTU under this Agreement, was established assuming that (i) invoices issued hereunder will be issued by MTU Maintenance Hannover GmbH, and (ii) the only Taxes that will levy in Brazil on payments by Operator to MTU Maintenance Hannover GmbH in connection with the transactions contemplated in this Agreement are Current Income Tax and ICMS; (ii) in the event (a) the Current Income Tax and/or the ICMS become due at a rate higher than its current rate; (b) it is later determined that other Taxes are also due in Brazil on payments made by Operator to MTU in connection with MTU's performance of its obligations under this Agreement; and/or
            (c) new Taxes are created and become due in Brazil on payments due by Operator to MTU in connection with MTU's performance of its obligations under this Agreement, MTU shall be entitled to, upon written notice to TAM, increase the compensation due by Operator to

                                               *

            For purposes of this Agreement, the term "Tax" or "Taxes" shall mean all federal, state, or municipal taxes, charges, fees, levies, imposts, duties (including import duties), tariffs, surcharges, or other assessments, including, without limitation, sales, use, transfer, gross receipts, excise, withholding or any similar charges or assessments and all taxes, charges, fees, levies, imposts, duties, tariffs, surcharges, or other assessments placed by, or replacing, any of the above, or other tax or governmental fee of any kind whatsoever directly or indirectly imposed by any governmental authority, including any interest or penalties or additions thereto, whether disputed or not.

            Taxes imposed in any other jurisdiction shall be borne by the relevant Party on whom such taxes are levied, provided that TAM shall not be responsible for any Taxes due in any jurisdiction other than Brazil in connection with the performance by MTU of its obligations under this Agreement.

            In the event that any Party shall be held responsible by any taxing authority for the collection or payment of Taxes to be borne by the other Party and shall be required to pay the same to such authority, such other Party shall reimburse the first Party the full amount of such payment and any expenses connected therewith upon the first Party's first demand therefor.

      10.3 Operator reserves the right to use its commercially reasonable efforts to negotiate and enter into an arrangement with the Brazilian taxing authorities for an exemption for the assessment and payment of import duties, tariffs or similar taxes imposed on any and all goods, material or services imported to Brazil under this Agreement.

      10.4                              *

CLAUSE 11   SUBCONTRACTING

            MTU may subcontract any Services upon prior approval by Operator. Such approval may not be unreasonably withheld.

            Any subcontracting shall not release MTU from its obligations under this Agreement and MTU shall remain liable to Operator for the performance of Services under this Agreement by any subcontractor as if such Services were performed by MTU. MTU shall use best endeavours to ensure that all Work subcontracted is undertaken by reputable Maintenance facilities appropriately certified by all relevant authorities and able to perform the Services to the standard required of MTU pursuant to this Agreement. Nothing in this Clause will cause MTU to be liable for any default by a subcontractor where MTU or another subcontractor remedies that default.

CLAUSE 12   WARRANTY

      12.1 MTU warrants that at the time of delivery of serviced Engines the Services will have been performed in a skilled and workmanlike manner in accordance with best industry practice and in accordance with the requirements of this Agreement. This warranty is limited to MTU's correcting at its facilities within a reasonably prompt period of time and at its own cost and expense such Services as are shown to MTU's reasonable satisfaction to be defective, provided that the defect has arisen within * months after installation by Operator or the * following delivery or within * after the date of delivery whichever shall first occur, provided further that written notice of the defect is received by MTU within * after discovery by Operator. Transportation charges for return of defective Engines to MTU and their reshipment will be borne by MTU, subject to Clause 12.7 herebelow. In the event of a justified warranty claim hereunder the warranty period shall be extended by the time required to carry out the work.

      12.2 Non-compliance of an Engine with the specified performance and consumption rates can only be determined and demonstrated by a test run at MTU's facilities or any test cell agreed between both Parties.

      12.3 MTU's warranty shall not apply if after redelivery by MTU Operator, its servants, agents, subcontractors or third parties have abused, altered or repaired the Engine or Module or have not operated the Engine or Module in accordance with the manufacturer's operating instructions or recommendations.

      12.4 If an Engine defect was caused due to the failure of a new Part properly installed by MTU, MTU will assign to the fullest extent possible the warranty granted by the manufacturer of such new part to Operator. In the event that the warranty related to such new Part cannot be assigned, MTU will administer and enforce the warranty claim against the manufacturer on behalf of Operator and pass the respective remedies on to Operator. In any event MTU's liability shall be limited to the extent outlined in this Clause 12 and Clause 13 herebelow and shall apply if all attempts at judicial actions against the manufacturer have failed.

      12.5 MTU assumes no warranty for Parts supplied by Operator and properly installed by MTU.

      12.6 Within * after notification by Operator MTU will use its reasonable efforts to determine if a warranty claim can be accepted.

      12.7 In case Operator asserts a warranty claim according to this Clause 12 and as a result of the investigation it is established that MTU is not liable for the defects claimed, the reasonable and properly incurred costs of investigation as well as any other reasonable and properly incurred costs and expenses connected with such claim shall be borne by Operator and due and payable upon receipt of the respective invoice.

      12.8 MTU acknowledges and agrees that it shall bear responsibility in accordance with this Clause 12 for any Engine defect caused due to Work performed by any of MTU's subcontractors and that Operator shall not be required to take any action against such subcontractor. Operator agrees that the provisions of Clause 12.4 above will apply where the defect is caused by a new Part installed by a subcontractor.

      12.9  EXCLUSIVE WARRANTIES AND REMEDIES

            THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE GIVEN AND ACCEPTED IN LIEU OF (i) ANY AND ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE; AND (ii) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN CONTRACT, TORT OR STRICT LIABILITY, WHETHER OR NOT ARISING FROM MTU'S NEGLIGENCE, ACTUAL OR IMPUTED. THE REMEDIES OF OPERATOR SHALL BE LIMITED TO THOSE PROVIDED IN THIS AGREEMENT TO THE EXCLUSION OF ANY AND ALL OTHER REMEDIES, INCLUDING WITHOUT LIMITATION, INCIDENTAL OR CONSEQUENTIAL DAMAGES. NO AGREEMENT VARYING OR EXTENDING THE FOREGOING WARRANTY, REMEDIES OR THIS LIMITATION WILL BE BINDNG UPON MTU UNLESS IN WRITING, SIGNED BY TWO DULY AUTHORIZED OFFICERS OF MTU.

CLAUSE 13   LIABILITY

      13.1 MTU, its officers, directors, employees, agents and subcontractors (collectively herein "the Indemnified Parties") shall not be liable for any damage to or loss of the aircraft and other properties owned or operated by Operator or injury or death or any other damage sustained by Operator, its personnel or third parties due to or in connection with or in consequence of the performance or non-performance of Services under this Agreement unless caused by willful misconduct or negligence of an Indemnified Party.

      13.2 In cases of negligence any liability of the Indemnified Parties shall be limited for any and all claims which might arise under or out of this Agreement to * per occurrence or in the aggregate per year.

            Throughout the term of this Agreement, MTU shall maintain in full force, at its expense, appropriate aviation products third party liability insurances in respect of the liabilities specified in Clause 13.2 in accordance with current aviation insurance practice. MTU shall provide evidence of such insurances to Operator from time to time.

      13.3  Except for the Indemnified Parties' liability outlined in Clauses
            13.1 and 13.2 above, Operator shall indemnify and hold harmless the Indemnified Parties from any and all liability claims including costs and expenses incident thereto. The obligation by TAM to indemnify pursuant to this Clause 13 shall, however, exclude (i) MTU's officers, directors and employees, (ii) MTU's property, and
            (iii) the property of third parties in the care custody and control of MTU.

      13.4 Throughout the term of this Agreement, Operator shall maintain in full force, at its expense, the following insurance:

            a) Comprehensive aircraft third party, passenger (including personal injury), baggage (checked or unchecked), cargo and mail legal liability insurance for a combined single limit of
                  * per occurrence. Such insurance shall name the Indemnified Parties as additional insured.

            b) Hull All Risks, Hull War and Allied Perils insurances covering Operator's aircraft against loss or damage. Such Hull insurances shall contain a waiver of recourse in favour of the Indemnified Parties, except in cases of the Indemnified Parties' liability outlined above in this Clause 13.

            Upon MTU's request Operator shall have its insurers provide certificates of insurance evidencing the coverages required under a) and b) above. Each insurance certificate shall provide for at least fourteen (14) days' written notice to MTU prior to any premature termination or reduction of coverages or limits. Any deductibles shall be the sole responsibility of Operator.

      13.5 For the purposes of this Clause 13, the term "Indemnified Parties" shall also include the companies of the MTU group of companies (MTU Motoren- und Turbinen-Union Munchen GmbH etc.).

CLAUSE 14   MISCELLANEOUS

      14.1  Interpretation

            The rule of construction that ambiguities or inconsistencies are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement to favour any Party against the other. Ambiguities or inconsistencies shall be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the intentions of the Parties at the time of conclusion of this Agreement.

      14.2  Order of Precedence

            In the event that there are any conflicts of inconsistencies between the provisions of this Agreement and the appendices hereto, the provisions of this Agreement shall prevail.

      14.3  Merger of Negotiations

            The terms and provisions contained herein constitute the entire agreement between the Parties with respect to the subject matter hereof and the Parties agree that neither of them has placed any reliance whatsoever on any representations, agreements, statements or understandings made prior to the signature of this Agreement whether orally or in writing relating to the scope of this Agreement other than those expressly incorporated in this Agreement which has been negotiated on the basis that its provisions represent their entire agreement relating to the subject matter hereof and shall supersede all such representations, agreements, statements and understandings, provided, however, this provision is not intended to abrogate any other written agreement between the Parties executed with or after this Agreement, including without limitation the Engine Purchase Agreement and the Engine Lease Agreement.

      14.4  Property and Risk

            The risk in respect of loss of or damage to the Supplies shall pass to MTU on delivery to MTU in accordance with Clause 4 hereof and shall remain with MTU until redelivered in accordance with Clause 4 hereof.

            MTU shall maintain and shall procure that any subcontractor performing services also maintains insurance coverage in an amount of not less than * against loss of or damage to the Supplies while they are in its or any of its subcontractor's care, custody and control in accordance with current aviation insurance practice. MTU shall provide evidence of such insurances if requested by Operator, from time to time.

            Should any item of Supplies delivered to MTU or any of its subcontractors according to Clause 4 above while being in MTU's or any of its subcontractor's care, custody and control be damaged, howsoever, MTU as its sole responsibility and as Operator's sole remedy with regard thereto, will either (as MTU may in its discretion decide) provide an adequate replacement or pay to Operator the actual replacement cost of such item of Supplies.

            MTU shall at all times ensure that Supplies in its care, custody and control or in the care, custody and control of any subcontractor do not by its or its subcontractor's act or omission become the subject of any lien, tax, charge, duty or encumbrance and MTU shall indemnify Operator against all costs, expenses and damages which Operator may incur or suffer by reason of MTU failing to carry out its obligations under this Clause.

      14.5  Lien

            Except as otherwise provided in this Agreement, MTU shall ensure that the Engines remain free and clear of all liens other than liens arising by operation of the law.

      14.6  Title to Parts

            MTU shall ensure that full legal and beneficial title to Parts incorporated into Engines during Services shall pass to the owner of such Engines free and clear of all liens and encumbrances upon re-delivery of such Engines to Operator.

      14.7  Title to Exchanged Parts

            Operator and MTU each represent and warrant that they will accomplish transfer of the full legal title of any item exchanged hereunder free and clear of all charges, liens and encumbrances. Operator warrants the authorization of the owner of such items to effect such exchange of title. Either Party will only with the prior written consent of the other enter into any arrangement or agreement which might prejudice or impair its ability to perform its obligations under this Clause.

      14.8  Assignment

            Neither Party hereto may assign any of its rights or obligations hereunder without prior written consent of the other Party except that MTU may assign claims for monies due hereunder to a bank or to a bank or other financial institution. Any assignment by MTU as aforementioned shall be on terms that Operator's obligations hereunder shall not be increased as a result of such assignments. MTU shall remain liable for the performance of all its obligations hereunder, notwithstanding any such assignment. Any assignment made in violation of this Clause shall be null and void.

      14.9  Alterations and Amendments


            This Agreement shall not be altered or amended in any way other than by agreement in writing (to include telex) entered into by the Parties after the date of this Agreement, which is expressly stated to amend or alter this Agreement.

      14.10 Negation of Waiver

            Failure of either Party at any time to enforce any of the provisions of this Agreement shall not be construed as a waiver or forbearance by such Party of such provisions or in any way affect the validity of this Agreement or part thereof.

      14.11 Partial Invalidity

            In case one or more of the provisions contained in this Agreement should be or become fully or in part invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions contained in this agreement shall not be affected in any way or impaired thereby, and the Parties shall to the extent possible replace such invalid, illegal or unenforceable provision(s) by another clause or clauses considering the economic intention of the Parties.

      14.12 Precedent

            None of the provisions of this Agreement shall be considered by either Party as precedent for any further agreements between the Parties which relate to the same subject matter hereof.

      14.13 Representative

            Operator shall have the right to appoint a representative at MTU to consult with MTU during performance of Services. All costs connected with such appointment shall be borne by Operator.

            If requested by Operator, MTU will appoint a representative in Brasil to consult with Operator during performance of Services. All costs associated with such appointment shall be borne by MTU.

      14.14 Communication and Accommodation

            MTU shall provide Operator's representative with reasonable office space and adequate telephone access at MTU's expense.

      14.15 Inspection

            The appropriate airworthiness authorities and Operator's representatives may at all reasonable times, upon advance notice, inspect the performance of Services. Any such inspection shall not constitute an acceptance of Services.

      14.16 Training

            MTU will provide training (class room and / or on site) for Operator's personnel on the V2500 engine type on request of Operator. *

      14.17 Maintenance Cost Guarantees

            Appendices E (1) and E (2) each contain the maintenance costs guarantees granted by MTU to Operator in accordance with the terms and conditions stated therein. In no event shall the maintenance cost guarantees contained in Appendices E(l) or E(2) be applicable unless the application of Appendix E(2) is more favorable to Operator than is the application of Appendix E(l) in which event Appendix E(2) shall become applicable for the differential (i.e. the amount that Appendix E(2) is more favorable to Operator than Appendix E(l)).

CLAUSE 15   DURATION AND TERMINATION

      15.1 Subject to Clause 15.4 below, this Agreement shall become effective on July 1, 1999 regardless of the date this Agreement is signed by both Parties, and it shall automatically terminate and become null and void on June 30, 2014. For any Purchase Orders placed prior to the date of expiration or termination this Agreement shall continue to be valid until fulfillment of all obligations of the Parties thereunder.

      15.2 The rights and obligations of the Parties under the following clauses shall survive any termination or expiration of this
            Agreement:

            Clause 12 (WARRANTY)
            Clause 13 (LIABILITY)
            Clause 17 (APPLICABLE LAW AND ARBITRATION).

      15.3  Termination

            If either Operator or MTU makes an agreement with creditors compounding debts, enters into liquidation whether compulsory or voluntary (otherwise than for the purpose of amalgamation or reconstruction), becomes insolvent, suffers a receiver of the whole or parts of its assets to be appointed, or commits a breach of any of its obligations under this Agreement (hereinafter collectively "Termination Events"), the defaulting Party shall have thirty (30) Days upon notification by the non-defaulting Party to remedy any such Termination Event or provide an acceptable plan for the remedy otherwise the non-defaulting Party shall have the right without prejudice to its other rights or remedies under applicable laws which rights or remedies shall be cumulative and not exclusive:

            a) to terminate this Agreement or any Purchase Order hereunder by written notice (to include telex), and

            b) to stop any Work already commenced and to refuse to commence any further Work.

            For the avoidance of doubt, it is expressly agreed between the Parties that Purchase Orders placed by Operator with MTU on or before the effective date of termination shall continue to be subject to the provisions of this Agreement.

15.4  Condition Precedent

      The Agreement and its Annexes shall become effective subject to the following conditions precedent being fulfilled:

      a) MTU, not later than thirty (30) Days of execution of the Agreement by the Parties, receives approval by its Board of Management to enter into this transaction,

      b) signature of the Engine Sale and Purchase Agreement relating to the sale of up to twelve (12) V2500-A5 engines from Operator to MTU, and

      c) signature of the Engine Lease Agreement between the Parties relating to the lease of six (6) V2500-A5 engines from MTU to Operator.

CLAUSE 16   REPRESENTATIONS AND WARRANTIES

            Each of the Parties hereby represents and warrants that:

      16.1 It is a limited liability company duly constituted and validly existing under the laws of its country of incorporation, its obligations under and pursuant to this Agreement constitute its legal, valid, binding and enforceable obligations (save to the extent that enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other laws for the protection of creditors and debtors generally and general principles of equity) and that this Agreement has been duly executed by it;

      16.2 The execution and delivery by it of this Agreement, the consummation by it of any of the transactions contemplated hereby and compliance by it with any of the terms and conditions hereof do not require any consent of any trustee or holder of any indebtedness or other obligation of it, violate any term or condition of its constitutive documents, contravene any provision of or constitute or will constitute a default under or pursuant to or result in any breach of or the creation of any lien (other than as contemplated under this Agreement) on or over any of its assets or any other agreement or instrument to which it is party or by which it is bound;

      16.3 No consent of, giving of notice to, registration with or taking of any other action in respect of any government entity in its country of incorporation is required for the execution by it of this Agreement.

CLAUSE 17   LAW AND ARBITRATION

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, but without giving effect to the principles of conflicts of laws thereof. The United Nations Convention on Contracts for the International Sale of Goods shall not govern this Agreement or the rights and obligations of the Parties hereunder. Any and all disputes arising out of or in connection with this Agreement between the Parties shall be finally settled under the rules of the American Arbitration Association by three (3) arbitrators. Each Party shall name one (1) arbitrator within thirty (30) Days following notification by the other Party; the two (2) arbitrators so chosen shall then select a third arbitrator as chairman. Should one (1) Party delay nomination of its arbitrator or if an arbitrator does not take up his office or if he is prevented from taking up his office at the correct time for any other reason, or if the two (2) arbitrators cannot agree within thirty (30) Days as to the choice of the chairman, the President of the American Arbitration Association shall be asked to appoint such arbitrator. The Rules of Conciliation and Arbitration of the American Arbitration Association shall apply for the arbitration proceedings. The place of arbitration shall be New York, New York, United States of America. All arbitration filings and proceedings shall be in the English language.

            A Party entitled under an award by the arbitrators to receive an amount of money shall be entitled to recover its costs, including reasonable attorneys' fees, incurred in preparing for and participating in the arbitration proceeding and any ancillary proceedings, including proceedings to compel or enjoin arbitration or to request, confirm or set aside an award, in the same ratio as the total amount of money ultimately awarded to such Party divided by the amount claimed by such Party.

CLAUSE 18   NOTICES

            Any notice or communication to be served pursuant to this Agreement shall be sent by registered mail, telefax, telex or delivered personally (and a copy - which shall not constitute notice hereunder
            - shall also be promptly transmitted by e-mail to the other Party) and shall be deemed to have been duly given when received by the addressees under the following address:

            For Operator:

            TAM - Transportes Aereos Regionais S.A.
            Av. Jurandir, 856 - Lote 4 - Hangar VII
            Attn. Mr. Jose Maluf
            Contracts Director
            Aeroporte - CEP 04072-000 Sao Paulo
            Brasil
            Phone: +55-11-5582-8675
            Fax: +55-11-5581-9167
            E-mail: maluf@tam.com.br

            For MTU:

            MTU Maintenance Hannover GmbH
            Attn: General Counsel
            Munchner Strasse 31
            30855 Langenhagen
            Germany

            Phone: +49-511-7806-388
            Fax: +49-511-7806-100
            E-mail: Andreas. Brosig@haj.mtu.de

            or such other place of business as may be notified in writing by the other Party to this Agreement from time to time.

            All notices, reports, certificates, data and communications pertaining to this Agreement shall be in the English language. The giving of any notice required hereunder may be waived in writing by the Party entitled to receive such notice.

            IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed and delivered on its behalf by its duly authorized representative(s) as of the Effective Date.

            TAM - Transportes Aereos         MTU Maintenance Hannover
            Regionais S.A.                   GmbH

            By                               By
                  ------------------               ----------------------------

            Title V. P.                      Title

            By                               By
                  ------------------               ----------------------------

            Title Contracts Director         Title General Counsel
                                                   ----------------------------

                                 APPENDIX A (1)

                       [this page is intentionally blank]

                                 APPENDIX A (2)

                       [this page is intentionally blank]

                                   APPENDIX B

CHARGES

For Services the Operator shall pay the amounts invoiced in accordance with the provisions hereunder:

1     Hourly Rate for Engine/Module Repair Work                               *

2     Fixed Price for test run, incl. fuel and oil                            *

3     Price of Spare Parts

      All Parts supplied by MTU during Repair will be charged for prices at the date as indicated in MTU's delivery note as follows:

      3.1
      Replacement Parts out of MTU' stock (if original Parts are determined rejected)

      -     Parts according to the Manufacturer's Spare Parts Price List      *
       with  a mark-up of limited to * per piece Part and * per line item

      3.2

      Used material supplied by MTU for the Service shall be charged at* the Manufacturer's list price without surcharge

      3.3

      For all serviceable Parts supplied by MTU on a    *                     *
      exchange basis an exchange fee of on the current Manufacturer's list prices shall be charged to the Operator limited to * per piece Part and * per line item

4     In case of subcontracting the Operator will be charged a handling       *
      fee of on all vendor cost (outside vendor charges, transportation cost (including all risks transportation insurance) of the applicable Part or component)

5 The storage of a mutually agreed amount of Operator owned Parts at MTU's facilities and maintaining a current inventory of those Parts will be free
      of charge to the Operator.                                         F.O.C.

6     Life Cycle Adjustment

      For life cycle adjustment the following formula shall apply:

      Cycles New - Cycles Used X Then Current Spare Parts Price Cycles New x 0,9

                                                                     [ILLEGIBLE]

7     The charges for technical services provided at Operator's                *
      facilities are for a working day plus actual travel, hotel accommodation and transfer costs.

8 All prices shall be valid * For each following calendar year the prices will be adjusted in accordance with the escalation formulae contained in Appendix C. Escalation for hourly rate is limited to *

                                   APPENDIX C


ESCALATION FORMULAE

1.   Labor Rate Escalation

      The Labor rate will be adjusted [ * ] using the cumulated adjustment factor for labor costs as published in [ * ]. MTU will inform the Operator of the [ * ] variation of the factor for financial year in April of the previous year. The change in the factor will reflect the actual effects of labor costs incurred by MTU.

     Escalation for hourly rate is limited to [  *  ]

2.   Material Price Escalation

     Material prices [  *  ] will be adjusted [  *  ] using the [  *  ]

                           BUNDESREPUBLIK DEUTSCHLAND

                               LUFTFAHRT-BUNDESAMT

                                [LOGO]

                                  Mitglied der
                                 a member of the

                           JOINT AVIATION AUTHORITIES

                               GENEHMIGUNGSURKUNDE

                              APPROVAL CERTIFICATE

                         GENEHMIGUNGSZEICHEN: LBA. 000

     GemaB den zur Zeit gultigen Rechtsvorschriften und abhangig von der
       Einhaltung der nachfolgend aufgefuhrten Bedingungen genehmigt das
                              Luftfahrt-Bundesamt

  Pursuant to the National Regulations for the time being in force and subject to the conditions specified below, the Luftfahrt-Bundesamt hereby
                                    Certifies

                              MTU Maintenance Gmbh

    als JAR-145 Instandhaltungsbetrieb fur die Instandhaltung der
    Luftfahrtgerate, die in dem anliegenden Anhang zur Genehmigung aufgefuhrt sind, und fur die Erteilung der zugehorigen Freigabebescheinigungen unter dem vorgenannten Genehmigungszeichen.

 as a JAR-145 maintenance organisation approved to maintain the products listed in the attached approval schedule and issue related certificates of release to service using the above reference.

Bedingungen:
Conditions:

1. Diese Genehmigung ist beschrankt auf die im Abschnitt "Umfang der Genehmigung" des genehmigten JAR-145 Instandhaltungbetriebshandbuches aufgefuhrte Instandhaltung und
      This approval is limited to that specified in the scope of approval section of the jar-145 approved maintenance organisation exposition, and

2. Diese Genehmigung erfordert die Einhaltung der Verfahren, die in dem genehmigten JAR-143 Instandhaltungsbe-triebshandbuch festgelegt sind, und This approval requires compliance with the procedures specified in the jar-145 approved maintenance organisation exposition, and

3. Diese Genehmigung ist gultig, solange der genehmigte JAR-145 Instandhaltungsbetrieb die Vorschriften der JAR-145 erfullt. This approval is valid whilst the jar-145 approved maintenance organisation remains in compliance with jar-145.

Abhangig von der Erfullung der vorstehenden Bedingungen bleibt diese Genehmigung bis zum im Anhang zur Genehmigung genannten Datum gultig, es sei denn, sie wird vorzeitig zuruckgegeben, einstweilig aubetaer Kraft gesetzt oder widerrufen. Subject to compliance with foregoing conditions, this approval shall remain valid until the date of expiry specified in the approval schedule unless the approval has been surrendered, suspended or revoked.

Braunschweig,    14. Mai 1993                               Luftfahrt-Bundesamt
                                                                Im Auftrag
                                                                     page 2 of 8
                             Anhang zur Genehmigung
                                Approval Schedule

                Firmenbezeichnung:         MTU Maintenance Hannover
                Company:                   Munchner StraBe 31
                                           30855 Langenhagen

                Genehmigungszeichen: LBA.0008
                Approval reference:
                Diese Genehmigung wird erteilt fur folgende Standorte:
                This approval is limited for following locations:

                MTU Maintenance Hannover
                Airport Hannover
                Munchner StraBe 31
                30855 Langenhagen

Luftfahrt-Bundesamt
Im Auftrag
 /s/ Gohlke
-------------------
Gohlke                                                            SEITE 1 VON 4
                                                                  Page 1 of 4
                                                                  Revision 06

                             Anhang zur Genehmigung
                                Approval Schedule

                Firmenbezeichnung:                      MTU Maintenance Hannover
                company:                                Munchner StraBe 31
                                                        30855 Langenhagen

Klasse                Berechtigung                  Einschrankung
Class                 Rating                        Limitation
Flugmotoren           B1 Turbinenflugmotoren
                                                    - General Electric
Engines               Turbine Engines                 -CF 6 series
                                                      -CFM-56 series
                                                    - Pratt & Whitney
                                                      -PW 2000 series
                                                    - International Aero Engines
                                                      -V2500 series
                                                    - Rolls Royce
                                                      - RB 211 series

Luftfahrt-Bundesamt
Im Auftrag
 /s/ Gohlke
------------------
Gohlke                                                            SEITE 2 VON 4
                                                                  Page 2 of 4
                                                                  Revision 06

                             Anhang zur Genehmigung
                                Approval Schedule

                Firmenbezeichnung:         MTU Maintenance Hannover
                company:                   Munchner StraBe 31
                                           30855 Langenhagen

Klasse                          Berechtigung             Einschrankung
Class                           Rating                   Limitalion
Bauteile ausgenommen            C7 Flugmotoren und       Baugruppen und
vollstandige Flugmotoren        Hilfskraftanlagen        Komponenten gem.
und Hilfskraftanlagen                                    MTU-H Cap. List Nr.
                                                         PHF 5040 D.
Components other than complete  Engine and APUs          Moduls and components
engines or APUs                                          according to MTU-H Cap.
                                                         List Nr.  PHF 5040 D.


Luftfahrt-Bundesamt
Im Auftrag
 /s/ Gohlke
-------------------
Gohlke                                                            SEITE 3 VON 4
                                                                  Page 3 of 4
                                                                  Revision 06

                             Anhang zur Genehmigung
                                Approval Schedule

            Firmenbezeichnung:               MTU Maintenance Hannover
            company:                         Munchner StraBe 31
                                             D-30855 Langenhagen

Klasse                  Berechtigung             Einschrankung
Class                   Rating                   Limitation
Besondere Prozesse      D1 Zerstorungsfreie
                        Prufungen                -Ultraschallprufung
                                                  ultrasonic inspection
                                                  MIL-STD 2154
Specialised Services    Non destructive          -Durchstahlungsprufung
                        Inspection                radiographic inspection
                                                  ASTM-E-1742
                                                 -Magnetpulverprufung
                                                  magnetic particle inspection
                                                  per DIN 54130/ASTM-E-1444
                                                 -Eindringprufung
                                                  penetrant inspection
                                                  per DIN54152/ASTM-E-1417
                                                 -Wirbelstromprufung
                                                  eddy current inspection
                                                  MIL-STD 1537

Dieser Anhang zur Genehmigung ist beschrankt auf die Luftfahrtgerate und Arbeiten, die im genehmigten JAR-145 Instandhaltungsbetriebshandbuch LBA.0008 aufgefuhrt sind.

This approval schedule is limited to those products and activities specified in the scope of approval section contained in JAR-145 approved maintenance organisation exposition LBA.0008.

Gultigkeitszeitraum der Genehmigung: 03. Marz 1999 bis 02. Marz 2001 Approval validity period:

Ausstellungsdatum:                     23. Februar 1999
Date of issue:

Luftfahrt-Bundesamt
Im Auftrag
 /s/ Gohlke
-------------------
Gohlke                                                            SEITE 4 VON 4
                                                                  Page 4 of 4
                                                                  Revision 06

                            UNITED STATES OF AMERICA
                          DEPARTMENT_OF TRANSPORTATION
                         FEDERAL AVIATION ADMINISTRATION

                             Air Agency Certificate

                                 Number CQ5Y788M

                          This certificate is issued to

                          MTU-MAINTENANCE HANNOVER GMBH
                           whose business, address is
                               MUNCHNER STRASSE 31
                           30855 LANGENHAGEN, GERMANY

upon finding that its organization complies in all respects with the requirements of the Federal Aviation Regulations relating to the establishment of an Air Agency; and is empowered to operate an approved REPAIR STATION with the following ratings:

                            LIMITED ENGINE (5/27/99)
             LIMITED NONDESTRUCTIVE TESTING & INSPECTION (5/27/99))

This certificate; unless canceled suspended; or revoked shall continue in effect UNTIL MARCH 2, 2001


Date issued: MAY 27,1999            /s/  William E. Adams
                                    --------------------------------------------
MARCH 2,1984                        WILLIAM E. ADAMS
------------------------            --------------------------------------------
ORIGINAL ISSUE DATE                 ACTING MANAGER, INTERNATIONAL FIELD OFFICE

This Certificate is not Transferable, AND ANY MAJOR CHANGE IN THE BASIC FACILITIES, OR IN THE LOCATION THE REOF, SHALL BE IMMEDIATELY REPORTED TO THE APPROPRIATE REGIONAL OFFICE OF THE FEDERAL AVIATION ADMINISTRATION

FAA Form 8000-4 (1-67) SUPERSEDES FAA FORM 390.

                            UNITED STATES OF AMERICA
                          DEPARTMENT OF TRANSPORTATION
                        FEDERAL AVIATION ADMINISTRATION

                    Repair Station Operations Specifications

                                 (Continuation)

Limitations                                                          PAGE 1 OF 2
The rating (s) set forth are Air Agency Certificate Number  CQ5Y788M  is/are
the following:                                                        limited to

MTU-MAINTENANCE HANNOVER GMBH IS PERFORMING MAINTENANCE AND/OR ALTERATIONS OF AERONAUTICAL PRODUCTS TO BE INSTALLED ON U.S. REGISTERED AIRCRAFT UNDER THE TERMS AND CONDITIONS OF A BILATERAL AVIATION SAFETY AGREEMENT AND ASSOCIATED MAINTENANCE IMPLEMENTATION PROCEDURES AGREEMENT BETWEEN THE UNITED STATES AND THE FEDERAL REPUBLIC OF GERMANY.

LIMITED RATINGS:

   ENGINE

      GENERAL ELECTRIC                  -MODEL CF6 SERIES.

      PRATT & WHITNEY                   -MODEL PW2000 SERIES.

      INTERNATIONAL AERO ENGINES        -MODEL V2500 SERIES.

      CFM INTERNATIONAL S.A.            -MODEL CFM 56-7 SERIES (NOTE 1)

NOTE1: MINOR MAINTENANCE AND REMOVAL AND REPLACEMENT OF MIDULES ONLY. NO OVERHAUL OF MODULES.

NONDESTRUCTIVE TESTING
& INSPECTION                            RADIOGRAPHIC
                                        ULTRASONIC

Delegated authorities:                                   NONE

Date issued or                          For the Administration

                                        /s/ JEROME J. SCHILLER
                                        ---------------------------------------
MAY 27, 1999                            JEROME J. SCHILLER
                                        AVIATION SAFETY INSPECTOR

FAA Form 8000 -- 4 --                    FORMERLY   FAA   FORM 390.1 PAGE  2

                            UNITED STATES OF AMERICA
                          DEPARTMENT OF TRANSPORTATION
                        FEDERAL AVIATION ADMINISTRATION

                    Repair Station Operations Specifications

                                 (Continuation)

    Limitations:
                                                                     PAGE 2 OF 2

The rating(s) set forth one Air Agency Certificate Number  CQ5Y788M is/are
the following:                                                        limited to

LIMITED RATINGS: (CONT.)

   NONDESTRUCTIVE TESTING     (CONT.)
   & INSPECTION                         MAGNETIC PARTICLE
                                        DYE PENETRANT
                                        EDDY CURRENT

      ALL NONDESTRUCTIVE TESTING PERSONNEL QUALIFICATION AND CERTIFICATION TO BE IN ACCORDANCE WITH NAS-AIA-410 OR FAA APPROVED EQUIVALENT CERTIFICATION.

      EXEMPTION: MTU - MAINTENANCE GMBH IS AUTHORIZED TO CONTRACT OUT THE MAINTENANCE AND REPAIR OF ENGINE COMPONENTS ON INTERNATIONAL AERO ENGINES AG (IAE) MODEL V2500 TURBINE ENGINES TO FACILITIES THAT ARE NOT CERTIFICATED REPAIR STATIONS, U.S. ORIGINAL EQUIPMENT LICENSEES FOR SUCH ENGINES, IN ACCORDANCE WITH FAA EXEMPTION NO 5337C, VALID UNTIL AUGUST 31, 2000.

Delegated authorities:           NONE

Date issued or                          For the Administrator:
                                        /S/ JEROME J. SCHILLER
                                        ----------------------------------------
                                        JEROME J. SCHILLER
                                        AVIATION SAFETY INSPECTOR
FAA Form 8000-                   FORMERLY FAA FORM 390.l PAGE 2

                                 APPENDIX E (1)

                        V2500 MAINTENANCE COST GUARANTEE

I     INTRODUCTION

MTU assures Operator that upon expiration of this Agreement commencing with Operator's first commercial operation of Aircraft powered by V2500 Engines, the cumulative cost of Eligible Maintenance for Engines will not, subject to escalation, exceed a Guaranteed Cost Rate per Engine Flight Hour. Operator has a choice of either $39.00 (1/97) per Engine Flight Hour for Parts Costs and Outside Service Costs plus an average of 1800 Manhours per Eligible Shop Visit for Labor with an MTU sharing of 75% of excess costs, or $ 40.00 (1/97) per Engine Flight Hour for Parts Costs and Outside Service Costs plus an average of 1800 Manhours per Eligible Shop Visit for Labor with an MTU sharing of 100% of excess costs. Under this Guarantee, if the cumulative cost per Engine Flight Hour for Eligible Maintenance of Operator's Engines over the period of this Guarantee exceeds the escalated Guaranteed Cost Rate, MTU will credit Operator's account with MTU the appropriate amount of the excess.

II    GUARANTEE


      A.    Period of Guarantee

            The Period of Guarantee will start on the date Operator initiates commercial operation on its first Aircraft powered by Engines and will terminate upon expiration of this Agreement on June 30, 2014.

      B.    Eligible Maintenance

            Eligible Maintenance shall comprise maintenance of Engines or Parts thereof required for the following reasons:

            1.    a Failure of a Part in such Engines;

            2. foreign object damage caused by the ingestion of birds, hailstones or runway gravel;

            3. an Airworthiness Directive issued by the applicable Certification Authority; and

            4. maintenance as specified in the Shop Handling Guide or as otherwise recommended by MTU or the OEM.

      C.    Eligible Maintenance Costs

            Eligible Maintenance Costs shall comprise:

            i) Parts Costs which shall comprise the costs of Operator of all Parts removed from Engines during Eligible Maintenance which are unfit for further service except Parts removed upon expiry of their Limited Life and vendor proprietary accessories and parts therein;

            ii) Labor Costs which shall comprise direct shop labor man hours actually incurred during Eligible Maintenance valued at the labor rate established by MTU for Operator (which labor rate shall be nondiscriminatory based on general industry practices and standards); and

            iii) Outside Services Costs which shall comprise costs invoiced to Operator for Eligible Proprietary Repair Maintenance undertaken by outside contractors approved by MTU (approval not to be unreasonably withheld).


      D.    Net Maintenance Cost

            Within thirty (30) days following to each anniversary of the commencement of the Period of Guarantee, Operator will report to MTU the Eligible Maintenance Costs incurred by Operator during the preceding year together with a statement of any contributions received from MTU, the OEM or other third parties towards such Eligible Maintenance Costs. Within the following sixty (60) days, MTU and Operator will jointly calculate the Net Maintenance Cost for that year making appropriate reductions for contributions received by Operator from the OEM and third parties and for disallowed costs incurred by Operator on maintenance undertaken contrary to OEM or MTU recommendations or otherwise excluded from this Guarantee.


      E.    Guaranteed Maintenance Cost

            Within thirty (30) days following each anniversary of the commencement of the Period of Guarantee, Operator will report to MTU the Flight Hours of Engines operated by Operator in the preceding year. Within the following sixty (60) days, MTU and Operator will jointly calculate the Guaranteed Maintenance Cost for Operator for that year using the following formula:

                  GMC = A x Escalated GCR

                  where:

                  A is the flight hours of Engines operated by Operator in that year;

                  Escalated GCR is the Escalated Guaranteed Cost Rate for that year;

            and the Escalated Guaranteed Cost Rate for any year is calculated by determining the arithmetic average of the Guaranteed Cost Rates calculated for each month of that year using the escalation formula set forth in Article VII below for the base month of January 1997.

      F.    Annual Settlement

      Within one hundred and twenty (120) days following the second and each subsequent anniversary of the commencement of the Period of Guarantee, MTU will credit Operator's account with MTU an amount equal to either 75% or 100% (based on Operator's plan selection) of the difference between the sum of the Net Maintenance Costs for each preceding year and the sum of the Guaranteed Maintenance Costs for each preceding year. If subsequent annual calculations show that on a cumulative basis, a previous interim credit (or portion thereof) was excessive, such excess amount shall be subject to repayment which will be effected by MTU issuing a debit against Operator's account with MTU.

III   DEFINITIONS

A. CAMPAIGN CHANGE is an IAE International Aero Engines AG program, so designated in writing, for the Reoperation, replacement, addition or deletion of Part(s) and is characterized by the granting of certain Credit Allowances to the Operator when such program recommendations are complied with by the Operator.

B. COMMERCIAL AVIATION USE is the operation of Engines in Aircraft used for commercial, corporate or private transport purposes.

C.    DIRECT DAMAGE is the damage suffered by a Part itself upon its Failure.

D. ECONOMICALLY REPAIRABLE shall generally mean that the cost of the repair as determined by MTU, exclusive of modification and transportation costs, will be equal to or less than sixty-five percent (65%) of the MTU commercial price of the Part at the time the repair is considered, or, shall be otherwise reasonably determined by MTU.

E. ENGINE OR MODULE TIME is the total number of flight hours of operation of an Engine or a Module.

F. EXPENDABLE PARTS means those nonreusable Parts, as determined by MTU, which are required to be replaced during inspection or Reconditioning, regardless of the condition of the Part.

G. FAILURE (FAILED) is the breakage, injury, or malfunction of a Part rendering it unserviceable and incapable of continued operation without corrective action.

H.    MODULEC(S) means any one or more of the following assemblies of Parts:

                  Fan Assembly and Low Pressure Compressor Assembly High Pressure Compressor Assembly
                  High Pressure Turbine Assembly
                  Low Pressure Turbine Assembly
                  Main gearbox
                  Any other Assembly of Parts so designated by MTU.

I. PARTS CYCLE(S) means the aggregate total number of times a Part completes an Aircraft takeoff and landing cycle, whether or not thrust reverse is used on landing. As pilot training will involve extra throttle transients such a touch and go landings and takeoffs, MTU shall evaluate such transients for Parts Cycle determination.

J. PARTS LIFE LIMIT is the maximum allowable total Parts Time or total Parts Cycles for specific Parts, including Reoperation if applicable, as established by MTU or by the United States Federal Aviation
      Administration. Parts Life Limits are published in the Time Limits Section (Chapter 05) of the applicable V2500 Series Engine Manual.

K. PARTS REPAIR means the MTU designated restoration of Failed Parts to functional serviceable status, excluding repair of normal wear and tear, as determined by MTU.

L.    PARTS TIME is the total number of flight hours of operation of a Part.

M.    REOPERATION is the alteration to or modification of a Part.

N. RESULTANT DAMAGE is the damage suffered by a Part because of the Failure of another Part within the same Engine.

O. SCRAPPED PARTS (SCRAP, SCRAPPED, SCRAPPAGE) shall mean those Parts determined by MTU to be unserviceable and not Economically Repairable. The Operator shall cause such Parts to be mutilated or disposed of in such a manner as to preclude any possible further use as an Engine Part.

IV    GENERAL CONDITIONS

      Engines and Engine Maintenance excluded by the General Conditions contained in this Article IV shall be excluded from this Guarantee except that Engine Maintenance resulting from ingestion of birds, hailstones or runway gravel shall be included as Eligible under this Guarantee.

      The following general conditions govern the application of this Guarantee:

      A. Records and Audit

            The Operator shall maintain adequate records for the administration of this Guarantee and shall permit MTU to audit such records at reasonable intervals.

      B. Exclusions from Guarantee

            This Guarantee will not apply to any Engine, Module or Part if it has been determined to the reasonable satisfaction of MTU that said Engine, Module or Part has Failed because it:

            1. Has not be properly installed or maintained in accordance with OEM and/or MTU recommendations unless such improper installation or maintenance was performed by MTU, or

            2. Has been used contrary to the operating and maintenance instructions or recommendation authorized or issued by the OEM and/or MTU and current at the time, or

            3. Has been repaired or altered other than by an FAA certified V2500 Repair Station in such a way as to impair its safety, operation or efficiency, or

            4.    Has been subjected to:

                  a. Misuse, neglect, or accident, or

                  b. Ingestion of foreign material, or

            5. Has been affected in any way by a part not defined as a Part herein, or

            6. Has been affected in any way by occurrences not associated with ordinary use, such as, but not limited to, acts of war, rebellion, seizure or other belligerent acts.

      C. Assignment of Guarantee

             This Guarantee shall not be assigned, either in whole or in part, by either Party.

V SPECIFIC CONDITIONS

      A. The Guaranteed Cost Rate is predicated on the use by Operator of:

            1. An average flight cycle of no less than 1.4 hours for the A319 Aircraft and 2.0 hours for the A320 Aircraft;

            2. Thrust levels which are derated an average of ten percent (10%) for Takeoff relative to full Takeoff ratings;

            3. An Average Aircraft utilization equal to or less than 2,700 flight hours per year for the A319 Aircraft and 3,000 flight hours per year for the A320 Aircraft;

            4. An Aircraft and Engine delivery schedule in respect of thirty eight (38) aircraft as set out in Appendix A(2) and eight (8) spare engines, and

            5. An average ambient temperature at Takeoff which is no greater than ISA + 4 degrees C.

      B. MTU reserves the right to make appropriate adjustments to the Guaranteed Rate if there is, during the Period of Guarantee, (a) a variation from the Specific Conditions upon which the Guaranteed Rate is predicated (including, but not limited to Operator's acquisition of additional option Aircraft and/or additional spare Engines), or (b) a discontinuation of operation by TAM of any Engine or any V2500 powered Aircraft subsequent to delivery to TAM. Appendix F contains an adjustment chart to allow for adjustment by MTU of the Guaranteed Cost Rate if the actual Flight Hour/Flight Cycle ratio deviates from the ratios contained in paragraph A. 1. above.

      C. In the event credits are issued under Section II above, such credits will first to the extent reasonably required be dedicated to the procurement of Parts identified within a reasonable time aimed at correction of the situations contributing to excess Engine Maintenance Costs. Accordingly, Operator and MTU will establish jointly the modifications or Parts to be selected, and Operator will incorporate the changes into Engines. Otherwise, such credits may be used to procure Supplies or Services from MTU.

      D. Upon signing of this Agreement, TAM shall advise MTU in writing of its selection of either the 75 % of excess cost option or the 100% of excess cost option.

      E. Operator may only select this guarantee or a Fleet Hour Agreement with MTU. This Guarantee does not apply if Operator elects a Fly-by-Hour Agreement with MTU.

VI    EXCLUSION OF BENEFITS

      The intent of this Guarantee is to provide specified benefits to Operator as a result of the failure of Engines to achieve the maintenance cost level stipulated in the Guarantee. It is not the intent, however, to duplicate benefits provided to Operator by MTU, the OEM or any other third party under any other applicable guarantee, sales warranty, service policy, or any special benefit of any kind as a result of the same failure. Therefore, the terms and conditions of this Guarantee notwithstanding, if the terms of this Guarantee should make duplicate benefits available to Operator from MTU, the OEM or any other third party, Operator may elect to receive the benefits under this Guarantee or under any of the other benefits described above, but not both.

VII   ESCALATION FORMULA

      1. The Basic Guaranteed Cost Rate expressed to be subject to escalation from a base month to a month of delivery or other date of determination will be subject to adjustment in accordance with the following formula:

            P = Pb (0.60 L + 0.30 M + 0.10 E)
                        ---     ---      ---
                         Lo       Mo      Eo

            Where:

            P  =  The escalated Guaranteed Cost Rate.

            Pb =  The Basic Guaranteed Cost Rate value.

            Lo = The "Average Hourly Earnings of Aircraft Engine and Engine Parts Production Workers" SIC Code 3724 published by the Bureau of Labor Statistics in the U.S. Department of Labor for the month preceding the Base Month by four months.

            L  =  The "Average Hourly Earnings of Aircraft Engine and Engine
                  Parts Production Workers" SIC Code 3724 for the month preceding the month of delivery or other date of determination by four months.

            Mo = The "Producer Price Index, Code 10, For Metals and Metal Products" published by the Bureau of Labor Statistics in the U.S. Department of Labor for the month preceding the Base Month by four months.

            M  =  The "Producer Price Index, Code 10, For Metals and Metal
                  Products" for the month preceding the month of delivery or other date of determination by four months.

            Eo = The "Producer price Index, Code 5, For Fuel and Related Products and Power" published by the Bureau of Labor Statistics in the U.S. Department of Labor for the month preceding the Base Month by four months.

            E  =  The "Producer Price Index, Code 5, For Fuel and Related
                  Products and Power" for the month preceding the month of delivery or other date of determination by four months.

      2.    The values of the factors 0.60 L and 0.30 M and 0.10 E
                                          ---        ---        ----
                                           Lo         Mo         Eo

            respectively, shall be determined to the nearest forth decimal place. If the fifth decimal is five or more, the forth decimal place shall be raised to the next higher number.

      3. If the U.S. Department of Labor ceases to publish the above statistics or modifies the basis of their calculation, then MTU may substitute any officially recognized and substantially equivalent statistics.

      4. The Basic Guaranteed Cost Rate contained in this Appendix E is subject to escalation from a Base Month of January 1997 to the month of delivery using Lo, Mo and Eo values for September 1996.

      5. If the application of the formula contained in this Appendix E results in a Cost Rate which is lower than the Basic Guaranteed Cost Rate, the Basic Guaranteed Cost Rate will be deemed to be the Guaranteed Cost Rate.

      6.    For greater clarity, the escalation formula contained in this
            Article VII shall only apply for purposes of this Guarantee.

                                 APPENDIX E (2)

                        V2500 MAINTENANCE COST GUARANTEE

I     INTRODUCTION

MTU assures Operator that upon expiration of this Agreement commencing with Operator's first commercial operation of Aircraft powered by V2500 Engines, the cumulative cost of Eligible Maintenance for Engines will not, subject to escalation, exceed a Guaranteed Cost Rate per Engine Flight Hour. Operator has a choice of either $38.70 (1/97) per Engine Flight Hour for Parts Costs and Outside Service Costs plus an average of 1800 Manhours per Eligible Shop Visit for Labor with an MTU sharing of 75% of excess costs, or $ 39.70 (1/97) per Engine Flight Hour for Parts Costs and Outside Service Costs plus an average of 1800 Manhours per Eligible Shop Visit for Labor with an MTU sharing of 100% of excess costs. Under this Guarantee, if the cumulative cost per Engine Flight Hour for Eligible Maintenance of Operator's Engines over the period of this Guarantee exceeds the escalated Guaranteed Cost Rate, MTU will credit Operator's account with MTU the appropriate amount of the excess.

II    GUARANTEE

      A.    Period of Guarantee

            The Period of Guarantee will start on the date Operator initiates commercial operation on its first Aircraft powered by Engines and will terminate upon expiration of this Agreement on June 30, 2014.

      B.    Eligible Maintenance

            Eligible Maintenance shall comprise maintenance of Engines or Parts thereof required for the following reasons:

            1.    a Failure of a Part in such Engines;

            2. foreign object damage caused by the ingestion of birds, hailstones or runway gravel;

            3. an Airworthiness Directive issued by the applicable Certification Authority; and

            4. maintenance as specified in the Shop Handling Guide or as otherwise recommended by MTU.

      C.    Eligible Maintenance Costs

            Eligible Maintenance Costs shall comprise:

            i) Parts Costs which shall comprise the costs of Operator of all Parts removed from Engines during Eligible Maintenance which are unfit for further service except Parts removed upon expiry of their Limited Life and vendor proprietary accessories and parts therein;

            ii) Labor Costs which shall comprise direct shop labor man hours actually incurred during Eligible Maintenance valued at the labor rate established by MTU for Operator (which labor rate shall be nondiscriminatory based on general industry practices and standards); and

            Outside Services Costs which shall comprise costs invoiced to Operator for Eligible Proprietary Repair Maintenance undertaken by outside contractors approved by MTU (approval not to be unreasonably withheld).

      D.    Net Maintenance Cost

            Within thirty (30) days following to each anniversary of the commencement of the Period of Guarantee, Operator will report to MTU the Eligible Maintenance Costs incurred by Operator during the preceding year together with a statement of any contributions received from MTU, the OEM or other third parties towards such Eligible Maintenance Costs. Within the following sixty (60) days, MTU and Operator will jointly calculate the Net Maintenance Cost for that year making appropriate reductions for contributions received by Operator from MTU and third parties and for disallowed costs incurred by Operator on maintenance undertaken contrary to MTU recommendations or otherwise excluded from this Guarantee.

      E.    Guaranteed Maintenance Cost

            Within thirty (30) days following each anniversary of the commencement of the Period of Guarantee, Operator will report to MTU the Flight Hours of Engines operated by Operator in the preceding year. Within the following sixty (60) days, MTU and Operator will jointly calculate the Guaranteed Maintenance Cost for Operator for that year using the following formula:

                  GMC = A x Escalated GCR

                  where:

                  A is the flight hours of Engines operated by Operator in that year;

                  Escalated GCR is the Escalated Guaranteed Cost Rate for that year;

            and the Escalated Guaranteed Cost Rate for any year is calculated by determining the arithmetic average of the Guaranteed Cost Rates calculated for each month of that year using the escalation formula set forth in Article VII below for the base month of January 1997.

      F.    Annual Settlement

            Within one hundred and twenty (120) days following the second and each subsequent anniversary of the commencement of the Period of Guarantee, MTU will credit Operator's account with MTU an amount equal to either 75% or 100% (based on Operator's plan selection) of the difference between the sum of the Net Maintenance Costs for each preceding year and the sum of the Guaranteed Maintenance Costs for each preceding year. If subsequent annual calculations show that on a cumulative basis, a previous interim credit (or portion thereof) was excessive, such excess amount shall be subject to repayment which will be effected by MTU issuing a debit against Operator's account with MTU.

III   DEFINITIONS

A. CAMPAIGN CHANGE is an IAE International Aero Engines AG program, so designated in writing, for the Reoperation, replacement, addition or deletion of Part(s) and is characterized by the granting of certain Credit Allowances to the Operator when such program recommendations are complied with by the Operator.

B. COMMERCIAL AVIATION USE is the operation of Engines in Aircraft used for commercial, corporate or private transport purposes.

C.    DIRECT DAMAGE is the damage suffered by a Part itself upon its Failure.

D. ECONOMICALLY REPAIRABLE shall generally mean that the cost of the repair as determined by MTU, exclusive of modification and transportation costs, will be equal to or less than sixty-five percent (65%) of the MTU commercial price of the Part at the time the repair is considered, or, shall be otherwise reasonably determined by MTU.

E. ENGINE OR MODULE TIME is the total number of flight hours of operation of an Engine or a Module.

F. EXPENDABLE PARTS means those nonreusable Parts, as determined by MTU, which are required to be replaced during inspection or Reconditioning, regardless of the condition of the Part.

G. FAILURE (FAILED) is the breakage, injury, or malfunction of a Part rendering it unserviceable and incapable of continued operation without corrective action.

H.    MODULE(S) means any one or more of the following assemblies of Parts:

            Fan Assembly and Low Pressure Compressor Assembly
            High Pressure Compressor Assembly
            High Pressure Turbine Assembly
            Low Pressure Turbine Assembly
            Main gearbox

            Any other Assembly of Parts so designated by MTU.

I. PARTS CYCLE(S) means the aggregate total number of times a Part completes an Aircraft takeoff and landing cycle, whether or not thrust reverse is used on landing. As pilot training will involve extra throttle transients such a touch and go landings and takeoffs, MTU shall evaluate such transients for Parts Cycle determination.

J. PARTS LIFE LIMIT is the maximum allowable total Parts Time or total Parts Cycles for specific Parts, including Reoperation if applicable, as established by MTU or by the United States Federal Aviation
      Administration. Parts Life Limits are published in the Time Limits Section (Chapter 05) of the applicable V2500 Series Engine Manual.

K. PARTS REPAIR means the MTU designated restoration of Failed Parts to functional serviceable status, excluding repair of normal wear and tear, as determined by MTU.

L.    PARTS TIME is the total number of flight hours of operation of a Part.

M.    REOPERATION is the alteration to or modification of a Part.

N. RESULTANT DAMAGE is the damage suffered by a Part because of the Failure of another Part within the same Engine.

O. SCRAPPED PARTS (SCRAP, SCRAPPED, SCRAPPAGE) shall mean those Parts determined by MTU to be unserviceable and not Economically Repairable. The Operator shall cause such Parts to be mutilated or disposed of in such a manner as to preclude any possible further use as an Engine Part.

IV    GENERAL CONDITIONS

      Engines and Engine Maintenance excluded by the General Conditions contained in this Article IV shall be excluded from this Guarantee except that Engine Maintenance resulting from ingestion of birds, hailstones or runway gravel shall be included as Eligible under this Guarantee.

      The following general conditions govern the application of this Guarantee:

      A. Records and Audit

            The Operator shall maintain adequate records for the administration of this Guarantee and shall permit MTU to audit such records at reasonable intervals.

      B. Exclusions from Guarantee

            This Guarantee will not apply to any Engine, Module or Part if it has been determined to the reasonable satisfaction of MTU that said Engine, Module or Part has Failed because it:

            1. Has not be properly installed or maintained in accordance with OEM and/or MTU recommendations unless such improper installation or maintenance was performed by MTU, or

            2. Has been used contrary to the operating and maintenance instructions or recommendation authorized or issued by the OEM and/or MTU and current at the time, or

            3. Has been repaired or altered other than by an FAA certified V2500 Repair Station in such a way as to impair its safety, operation or efficiency, or

            4.    Has been subjected to:

                  a. Misuse, neglect, or accident, or

                  b. Ingestion of foreign material, or

            5. Has been affected in any way by a part not defined as a Part herein, or

            6. Has been affected in any way by occurrences not associated with ordinary use, such as, but not limited to, acts of war, rebellion, seizure or other belligerent acts.

      C. Assignment of Guarantee

            This Guarantee shall not be assigned, either in whole or in part, by either Party.

V     SPECIFIC CONDITIONS

      A. The Guaranteed Cost Rate is predicated on the use by Operator of:

            1. An average flight cycle of no less than 1.4 hours for the A319 Aircraft and 2.0 hours for the A320 Aircraft;

            2. Thrust levels which are derated an average of ten percent (10%) for Takeoff relative to full Takeoff ratings;

            3. An Average Aircraft utilization equal to or less than 2,700 flight hours per year for the A319 Aircraft and 3,000 flight hours per year for the A320 Aircraft;

            4. An Aircraft and Engine delivery schedule in respect of thirty eight (38) aircraft as set out in Appendix A (2) and eight (8) spare engines, and;

            5. An average ambient temperature at Takeoff which is no greater than ISA +4(degree) C.

      B. MTU reserves the right to make appropriate adjustments to the Guaranteed Rate if there is, during the Period of Guarantee, a variation from the Specific Conditions upon which the Guaranteed Rate is predicated (including, but not limited to Operator's acquisition of additional option Aircraft and/or additional spare Engines). Appendix F contains an adjustment chart to allow for adjustment by MTU of the Guaranteed Cost Rate if the actual Flight Hour/Flight Cycle ratio deviates from the ratios contained in paragraph A. 1. above. Otherwise, such credits may be used to procure Supplies or Services from MTU.

      C. In the event credits are issued under Section II above, such credits will first to the extent reasonably required be dedicated to the procurement of Parts identified within a reasonable time aimed at correction of the situations contributing to excess Engine Maintenance Costs. Accordingly, Operator and MTU will establish jointly the modifications or Parts to be selected, and Operator will incorporate the changes into Engines.

      D. Upon signing of this Agreement, TAM shall advise MTU in writing of its selection of either the 75 % of excess cost option or the 100% of excess cost option.

      E. Operator may only select this guarantee or a Fleet Hour Agreement with MTU. This Guarantee does not apply if Operator elects a Fly-by-Hour Agreement with MTU.

VI    EXCLUSION OF BENEFITS

      The intent of this Guarantee is to provide specified benefits to Operator as a result of the failure of Engines to achieve the maintenance cost level stipulated in the Guarantee. It is not the intent, however, to duplicate benefits provided to Operator by MTU, the OEM or any other third party under any other applicable guarantee, sales warranty, service policy, or any special benefit of any kind as a result of the same failure. Therefore, the terms and conditions of this Guarantee notwithstanding, if the terms of this Guarantee should make duplicate benefits available to Operator from MTU, the OEM or any other third party, Operator may elect to receive the benefits under this Guarantee or under any of the other benefits described above, but not both.

VII   ESCALATION FORMULA

      1. The Basic Guaranteed Cost Rate expressed to be subject to escalation from a base month to a month of delivery or other date of determination will be subject to adjustment in accordance with the following formula:

                        P1 = P0 (0,10 x A + 0,90) x M1)
                                                    --
                                                    M0

                  Where:

                  P(1)  = The effective Flat Rate per EFH after adjustment

                  P0    = The basis Flat Rate per EFH.

                  A Yearly adjusted according to the increased gross hourly wage taken from Federal Republic of Germany as published by "Verband der Metallindustriellen Niedersachsen e.V."

                  M0 = Price niveau of the IAE Spare Parts Price Catalogue of the previous year 1/1997 e.g. 100).

                  M(1) = New Material Rate like M0 but adjusted with the yearly average material price increase according to IAE Spare Parts Price Catalogue based on the 100 top price purchased Pats used for Operator's Engine Shop Visits in the previous year.

      2. Labor Rate

         Yearly adjusted according to the increased gross hourly wage taken from Federal Republic of Germany as published by "Verband der
         Metallindustriellen Niedersachsen e.V.". Escalation for hourly rate is limited to 3% p.a. until 2004.

            3.    Material

                  Material adjusted with the yearly material price increase according to IAE Parts Price Catalogue at the date of IAE price change.

            4.    For greater clarity, the escalation formular contained in this
                  Article VII shall only apply for purposes of this Guarantee.

                                   APPENDIX F

                 FLIGHT HOUR/FLIGHT CYCLE RATIO ADJUSTMENT

                                      GRAPH

                                   APPENDIX G

               TO THE V2500 ENGINE MAINTENANCE AGREEMENT TAM / MTU

                                    GUARANTY

      GUARANTY, dated________________________, 2000, made by TAM-Compania De Investimentos Em Transportes S.A., a company (sociedade por acoes), a corporation organised and existing under the laws of Brazil (the "GUARANTOR"), in favor of MTU Maintenance Hannover GmbH ("MTU").

                             PRELIMINARY STATEMENTS:

      WHEREAS, MTU desires to enter into that certain V2500 Engine Maintenance Agreement dated as of September 14, 2000 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "MAINTENANCE Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with TAM-Transportes Aereos Regionais S.A., a corporation organized and existing under the laws of Brazil ("TAM").

      NOW, THEREFORE, in consideration of the premises and in order to induce MTU to enter into the Maintenance Agreement, the Guarantor hereby agrees as follows:

      SECTION 1.01. GUARANTY.

      The Guarantor hereby unconditionally guarantees the punctual payment when due and the punctual performance of all obligations of TAM now or hereafter existing under the Maintenance Agreement (such obligations being the "OBLIGATIONS"), and agrees to pay any and all expenses (including counsel fees and expenses) reasonably incurred by MTU in enforcing any rights under this Guaranty within five business days of receipt of a written demand notice under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts which constitute part of the Obligations and would be owed by TAM under the Maintenance Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving TAM.

      SECTION 1.02. GUARANTY ABSOLUTE.

      The Guarantor guarantees that the Obligations will be paid or performed, respectively, strictly in accordance with the terms of the Maintenance Agreement, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of MTU with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought

                                                                      APPG/V2500
                                                                     Page 2 of 4

against TAM or whether TAM is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

            (i) any lack of validity or enforceability of the Maintenance Agreement;

            (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Maintenance Agreement, including, without limitation, any increase in the Obligations resulting from the extension of additional services or forbearance to TAM or any of its subsidiaries or otherwise;

            (iii) any taking, exchange, release, or non-perfection of any collateral, or any taking, release, or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

            (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of TAM or any of its affiliates;

            (v) any change, restructuring, or termination of the corporate structure or existence of TAM; or

            (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, TAM or a guarantor.

            (vii) this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance of any of the Obligations is rescinded or must otherwise be returned by MTU upon the insolvency, bankruptcy, or reorganization of TAM or otherwise, all as though such payment had not been made.

      SECTION 1.03. WAIVER.

      The Guarantor hereby waives promptness, diligence, notice of acceptance, and any other notice with respect to any of the Obligations and any requirement that MTU protect, secure, perfect, or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against TAM or any other person or entity or any collateral.

      SECTION 1.04. SUBROGATION.

      The Guarantor will not exercise any right which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Obligations and all other amounts payable under this Guaranty shall have been paid or performed in full and MTU shall cease to be obligated under the Maintenance Agreement for any reason ("MTU'S COMMITMENT"). If any amount shall be paid to the Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment or performance in full of the Obligations and payment in full of all other amounts payable under this Guaranty or (y) the expiration or termination of MTU's Commitment, such amount shall be held in trust for the benefit of MTU and shall forthwith be paid to MTU to be credited and applied upon the Obligations, whether

                                                                      APPG/V2500
                                                                     page 3 of 4

matured or unmatured, in accordance with the terms of the Maintenance Agreement or to be held by MTU as collateral security for any Obligation thereafter existing. If (i) the Guarantor shall make payment to MTU, or fulfill, of all or any part of the Obligations, (ii) all the Obligations shall be paid or performed in full and all other amounts payable under this Guaranty shall be paid in full, and (iii) the Commitment shall have expired or terminated, MTU will, at the Guarantor's request, execute, and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligation resulting from such payment by the Guarantor.

          SECTION 1.05. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES.

      (a) The Guarantor hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City, Borough of Manhattan and any appellate court from any thereof in any action or proceeding arising out of or relating to this Guaranty, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court. The Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Guarantor hereby irrevocably appoints__________________(the "PROCESS AGENT"), with an office on the date hereof at __________________, New York, New York 100_________, United States, as its agent to receive on behalf of the Guarantor and its property service of copies of the summons .and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Guarantor in care of the Process Agent at the Process Agent's above address, and the Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Guarantor at its address specified in Section 1.07. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      (b) Nothing in this Section shall affect the right of MTU to serve legal process in any other manner permitted by law or affect the right of MTU to bring any action or proceeding against the Guarantor or its property in the courts of any other jurisdictions.

      (c) To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to itself or its property, the Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty and, without limiting the generality of the foregoing, agrees that the waivers set forth in this subsection (c) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be, irrevocable for purposes of such Act.

                                                                      APPG/V2500
                                                                     page 4 of 4

      SECTION 1.06. AMENDMENTS, ETC.

      No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by MTU, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 1.07. ADDRESSES FOR NOTICES.

      All notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied, or delivered to it, if to the Guarantor, at its address at TAM - Transportes Aereos Regionais S.A., Av. Jurandir, 856 - Lote 4 - Hangar VII, Attn. Mr. Jose Maluf, Contracts Director, Aeroporte - CEP 04072-000 Sao Paulo, Brasil, Phone: +55 - 11 - 5582-8675, Fax:
+55 - 11 - 5581-9167, E-mail: maluf@tam.com.br, and if to MTU, at its address specified in the Maintenance Agreement, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed or telecopied, be effective on the day following the day when deposited in the mails or telecopied (and OK transmission receipt is obtained), respectively.

      SECTION 1.08. NO WAIVER; REMEDIES.

      No failure on the part of MTU to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 1.09. GOVERNING LAW.

      This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the provisions on conflict of laws thereof.

      SECTION 1.10. ASSIGNMENT.

      MTU may not assign any of its rights hereunder without prior written consent of the Guarantor. Any assignment made in violation of this Section shall be null and void.

      IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                              TAM-Compania De Investimentos Em Transportes S.A.

                              By -----------------
                              Name:
                              Title:

                             UNITED STATES OF AMERICA
                          DEPARTMENT OF TRANSPORTATION
                         FEDERAL AVIATION ADMINISTRATION

                             AIR AGENCY CERTIFICATE

                                         - NZQY006J

                       This certificate is issued to
                     UNIVERSAL MAINTENANCE CENTER OF PT NTP
                           whose business address is

                  JALAN PANANARAN 154, BANDUNG,40174 INDONESIA

                   finding that its organigation complies in all respects
            with the             of the Federal Aviation Regulations
             Relating to the establishment of an Air Agency and is
                empowered to operate an approved REPAIR STATION

                           with the following ratings;

                        LIMITED POWERPLANT(11-03-2000))
                          LIMITED ACCESSORY(10-18-1999)
                 LIMITED NON DESTRUCTIVE INSPECTION(07-15-1999)
                     LIMITED SPECIALIZED SERVICE(08-07-2000)

           This certificate unless canceled suspended or shall continued in effect UNTILL AUGUST 31, 2001

Date issued :
                                                     /s/ DAVID E.
                                                     -----------------------
JANUARY 19, 1993                                        DAVID E.

REISSUED : NOVEMBER 3, 2000                              MANAGER SIN-IFO

                                                 PT. NUSANTARA TURBIN & PROPULSI
[NTP LOGO]                                          Universal Maintenance Center

================================================================================
                                                       Bandung, 24 November 2000

Nomor       :
            :
Lamplran    :

                                                         Kepada :

                                                         Pimpinan 'BANK MANDIRI'
                                                         Cabang Bandung IPTN
                                                         II. Pajajaran 154
                                  [SEAL]
Dengan Hormat,


Kepada    :        DEPARTMENTO DE AVIACAO CIVIL

Data Bank :        BANCO DO BRASIL,3602-I BRANCH
                   Agencia Ministerio da            ,             dos
                   [ILLEGIBLE] - Loco P-Terreo
                   Plano Piloto - Brasilis- D.F. 70048-900

                   A/C: 170 500-8 Identification Code: 120033/12901/053-6

Jumlah    :        USD 6800,00    (Enam             delaplan ratus Dollar USA)

Catatan   :        - Unluck Pemb. PO Nomor 1552F-011

                   - Pembebanan biaya transfer beban Rekening diatas

Denikian                         bantuannya diucapkan terima kasih.

                                     PT. NTP.

BY:                                                            By:
    ------------                                                   -------------

Ir. SUBIAKTO, MBA                                             DANANG WS, SF.

Tembusan:
---------
V.P & GM UMC Aero Engine Services         [SEAL]
Manager Procurement.

                             UNITED STATES OF AMERICA
                          DEPARTMENT OF TRANSPORTATION
                         FEDERAL AVIATION ADMINISTRATION

                     REPAIR STATION OPERATIONS SPECIFICATIONS






SPECIALIZED SERVICE

WELDING - TUNGSTEN INERT GAS - IN ACCORDANCE WITH

PLATING:

COPPER - IN ACCORDANCE WITH AMS 2418 (AS REVISED)
NICKEL - IN ACCORDANCE WITH AMS 2414 (AS REVISED)
HARD CHROME - IN ACCORDANCE WITH AMS 2406 (AS REVISED)
NICKEL CADMIUM - IN ACCORDANCE WITH AMS 2414 (AS REVISED) ELECTROLESS NICKEL - IN ACCORDANCE WITH AMS 2404 (AS REVISED) SILVER - IN ACCORDANCE WITH AMS [ILLEGIBLE] (AS REVISED)
TIN - IN ACCORDANCE WITH AMS [ILLEGIBLE](AS REVISED)
CADMIUM - IN ACCORDANCE WITH AMS 2411 (AS REVISED)
CHROMATE TREATMENT - IN ACCORDANCE WITH AMS M-3171 (AS REVISED)
BLACK            - IN ACCORDANCE WITH AMS 2405 (AS REVISED)
ALOOINE - IN ACCORDANCE WITH AMS 2473 (AS REVISED)

HEAT TREATMENT OF STEEL - IN ACCORDANCE WITH AMS-H -            (AS REVISED)

THERMAL SPRAY - IN ACCORDANCE WITH AMS 2437 & MIL - STD-           (AS REVISED)


NONE


                                          By: /s/ Edward L. Ortiz
                                          -----------------------------------
AUGUST 7,2000                                      EDWARD L. ORTIZ
                                          PRINCIPAL MAINTENANCE INSPECTOR

                            UNITED STATES OF AMERICA
                          DEPARTMENT OF TRANSPORTATION
                         FEDERAL AVIATION ADMINISTRATION


                    REPAIR STATION OPERATIONS SPECIFICATIONS


Limitations:





NON DESTRUCTIVE INSPECTIONS


CURRENT INSPECTION IN ACCORDANCE WITH ASTM B244,ASTM B499 AND
COMPONENT MAINTENANCE MANUAL(AS REVISED)


FLUORESCENT PARTICLE INSPECTION IN ACCORDANCE WITH ASTM E,1417,AMS 2644 AND COMPONENT MAINTENANCE MANUAL(AS REVISED)


MAGNETIC PARTICLE INSPECTION IN ACCORDANCE WITH ASTM AND COMPONENT MAINTENANCE MANUAL ( AS REVISED)


RADIOGRAPHIC INSPECTION IN ACCORDANCE WITH ASTM E94, ASTM E-1742, AND COMPONENT MAINTENANCE MANUAL ( AS REVISED)


ULTRASONIC INSPECTION IN ACCORDANCE WITH ASTM E, ASTM E 164 AND
COMPONENT MAINTENANCE MANUAL ( AS REVISED)


NON DESTRUCTIVE TESTING PERSONNEL MUST MEET THE QUALIFICATION & CERTIFICATION REQUIREMENTS CONTAINED INNAS 410




NONE





                                    By: /s/ Edward L. Ortiz
                                    --------------------------------
      JULY 15,1999                          EDWARD L. ORTIZ
                                    PRINCIPAL MAINTENANCE INSPECTOR

                            UNITED STATES OF AMERICA
                          DEPARTMENT OF TRANSPORTATION
                         FEDERAL AVIATION ADMINISTRATION

                    REPAIR STATION OPERATIONS SPECIFICATIONS

LIMITATIONS:



NON DESTRUCTIVE INSPECTIONS

            CURRENT INSPECTION IN ACCORDANCE WITH ASTM B244,ASTM B499 AND COMPONENT MAINTENANCE MANUAL(AS REVISED)

FLUORESCENT PARTICLE INSPECTION IN ACCORDANCE WITH ASTM B,1417,AMS 2644 AND COMPONENT MAINTENANCE MANUAL(AS REVISED)

MAGNETIC PARTICLE INSPECTION IN ACCORDANCE WITH ASTM             AND COMPONENT
MAINTENANCE MANUAL ( AS REVISED)

RADIOGRAPHIC INSPECTION IN ACCORDANCE WITH ASTM B94,ASTM E-1742, AND COMPONENT MAINTENANCE MANUAL ( AS REVISED)

ULTRASONIC INSPECTION IN ACCORDANCE WITH ASTM             AND COMPONENT
MAINTENANCE MANUAL ( AS REVISED)

NON DESTRUCTIVE TESTING PERSONNEL MUST MEET THE QUALIFICATION & CERTIFICATION REQUIREMENTS CONTAINED NAS 410

DELIGATED

NONE




                      -------------------------------
     JULY 15,1999            EDWARD L. ORTIZ             By: /s/ Edward L. Ortiz
                      PRINCIPAL MAINTENANCE INSPECTOR

                            UNITED STATES OF AMERICA
                          DEPARTMENT OF TRANSPORTATION
                         FEDERAL AVIATION ADMINISTRATION

                    REPAIR STATION OPERATIONS SPECIFICATIONS

LIMITATIONS:


PAGE  1 of

LIMITED RATINGS

POWERPLANT

GENERAL ELECTRIC MODEL CT-7, SERIES
OARRETT MODEL TPE-, SERIES
PRATT & WHITNEY MODEL JT&D, SERIES
ROLLS ROYCE MODEL DART 520 SERIES  & 530, SERIES
ROLLS ROYCE MODEL TAY 650-15,MODULES 1,2,3,4 & 5
ROLLS ROYCE MODEL TAY 650-, REMOVAL,REPLACEMENT, & INSTALLATION OF
ALL MODULES

ACCESSORY

LIMITED TO THOSE ACCESSORIES INSTALLED ON GENERAL ELECTRIC CT-7 SERIES, PRATT & WHITNEY SERIES, GARRETT SERIES, & ROLLS ROYCE DART
520 SERIES AND 530 SERIES ENGINES

NONE


                        -------------------------------
   NOVEMBER 3, 2000          EDWARD L. ORTIZ             By: /s/ Edward L. Ortiz
                        PRINCIPAL MAINTENANCE INSPECTOR